                                                                    EXHIBIT 99.6

--------------------------------------------------------------------------------

                             FIRST QUARTERLY REPORT

                        on the Economy, Fiscal Situation,
                                   and Outlook


--------------------------------------------------------------------------------




                               FISCAL YEAR 2003/04
                                  THREE MONTHS
                               APRIL - JUNE 2003





                            [BRITISH COLUMBIA LOGO]
                              Ministry of Finance
                                  www.gov.bc.ca

                BRITISH COLUMBIA CATALOGUING IN PUBLICATION DATA

     British Columbia. Ministry of Finance.
          Quarterly report on the economy, fiscal situation and Crown corporations. -- ongoing-
          Quarterly.
          Title on cover: Quarterly report.
          Continues: British Columbia. Ministry of Finance. Quarterly financial report. ISSN 0833-1375.
          ISSN 1192-2176 -- Quarterly Report on the economy, fiscal situation and Crown corporations.

     1. Finance, Public -- British Columbia -- Accounting -- Periodicals. 2.
British Columbia -- Economic conditions -- 1945-   -- Periodicals.*
3. Corporations, Government -- British Columbia -- Accounting -- Periodicals. I. Title.

     HJ13. B77             354.711'007231'05

-------------------------------------------------------------------------------
TABLE OF CONTENTS

First Quarterly Report 2003/04                                   September 2003
-------------------------------------------------------------------------------

SUMMARY                                                                                       3

PART ONE -- UPDATED FINANCIAL FORECAST
    Introduction                                                                              5
    Revenue                                                                                   5
    Expense                                                                                   9
    Expanded Government Reporting Entity                                                     12
    Full-Time Equivalents (FTE's)                                                            13
    Provincial Capital Spending                                                              13
    Provincial Debt                                                                          14
    Risks to the Fiscal Plan                                                                 15
    Tables:
       1.1 Fiscal Plan Update                                                                 6
       1.2 2003/04 Pressures Being Managed                                                   11
       1.3 2003/04 Pressures Allocated to the Contingencies Vote                             11
       1.4 Capital Spending - Changes from BUDGET 2003                                       13
       1.5 Debt Summary - Changes from BUDGET 2003                                           14
    Topic Box:
       Forest Fires in British Columbia, 2003                                                17

PART TWO -- ECONOMIC REVIEW AND OUTLOOK
    Overview                                                                                 20
    British Columbia Economic Developments                                                   23
    External Environment                                                                     24
    British Columbia Economic Forecast                                                       27
       External Trade                                                                        28
       Labour Market                                                                         29
       Demographic Developments                                                              30
       Domestic Demand                                                                       30
    Medium-Term Outlook                                                                      32
    Risks to the Forecast                                                                    33
    Tables:
       2.1  British Columbia Economic Indicators                                             23
       2.2  September 2003 Economic Forecast:        Key Assumptions                         24
       2.3  Private Sector Exchange Rate Forecasts                                           26
       2.4  September 2003 Economic Forecast:        Key Indicators                          27
       2.5  Current Economic Statistics                                                      34

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                         FIRST QUARTERLY REPORT 2002/03

2                                 TABLE OF CONTENTS
--------------------------------------------------------------------------------

        2.6.1     Gross Domestic Product: British Columbia and Canada                        35
        2.6.2     Components of British Columbia Real GDP at Market Prices                   36
        2.6.3     Components of Nominal Income and Expenditure                               36
        2.6.4     Labour Market Indicators                                                   37
        2.6.5     Major Economic Assumptions                                                 38

APPENDIX
    FINANCIAL RESULTS: THREE MONTHS ENDED JUNE 30, 2003 AND 2003/04 FULL-YEAR FORECAST
    Tables:
        A.1       2003/04 Year-to-Date Actuals and Full-Year Forecast                        40
        A.2       2003/04 Revenue by Source                                                  41
        A.3       2003/04 Expense by Ministry, Program and Agency                            42
        A.4       2003/04 Capital Spending                                                   43
        A.5       2003/04 Provincial Debt                                                    44
    UPDATED FINANCIAL PLAN: 2003/04 - 2005/06
        A.6       Revenue by Source                                                          45
        A.7       Revenue Assumptions - Changes from BUDGET 2003                             46
        A.8       Expense by Ministry, Program and Agency                                    48
        A.9       Expense Assumptions - Changes from BUDGET 2003                             49
        A.10      Expense by Function                                                        50
        A.11      Full-Time Equivalents                                                      50
        A.12      Capital Spending                                                           51
        A.13      Capital Expenditure Projects Greater Than $50 Million                      52
        A.14      Debt Summary                                                               53
        A.15      Statement of Financial Position                                            54

--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2002/03

SUMMARY
FIRST QUARTERLY REPORT 2003/04                                            [LOGO]
September 2003

                                                                              2003/04            Updated Plan
                                                                              Updated       -------------------------
($ millions)                                                                 Forecast       2004/05         2005/06
---------------------------------------------------------------------------------------------------------------------
  Revenue                                                                      26,485        27,449          28,087
  Expense                                                                     (28,335)      (27,479)        (28,047)
                                                                              --------------------------------------
(DEFICIT) SURPLUS BEFORE FORECAST ALLOWANCE                                    (1,850)          (30)             40
  Expanded reporting entity                                                        --           100             100
  Forecast allowance                                                             (450)           --              --
                                                                               --------------------------------------
(DEFICIT) SURPLUS                                                              (2,300)           70             140
                                                                               --------------------------------------
                                                                               --------------------------------------
PROVINCIAL DEBT:
  Taxpayer-supported debt                                                      30,631        31,449          31,724
  Taxpayer-supported debt as a per cent of GDP                                  21.9%         21.5%           20.7%
  Total debt                                                                   38,980        40,178          40,731
  Total debt as a per cent of GDP                                               27.9%         27.5%           26.6%
---------------------------------------------------------------------------------------------------------------------

o Government's plan to balance the budget beginning in 2004/05 remains on track, despite a number of significant economic and fiscal challenges.

o The forecast deficit for 2003/04 remains unchanged from the February budget at $2.3 billion. Forest fire fighting and related costs, and lower revenues from slower economic growth are offset by higher energy revenues, an improved BC Hydro outlook and debt interest savings. In addition, a $50 million draw from the forecast allowance has also been used to offset some of the unforeseen forest fire costs, leaving a $450 million cushion to absorb any further shocks in the remainder of the fiscal year.

o In the worst fire season on record, forest fire fighting and related costs are expected to total $545 million, $487 million higher than budgeted. However, major fiscal impacts are not expected beyond 2003/04.

o Outside of forest fire and related costs, ministries are expected to be on budget for the year. An unallocated contingencies budget of $126 million is also in place to protect against spending pressures.

o Since the budget, B.C.'s economy has been buffeted by a slowing North American economy, the rapid rise in the Canadian dollar, and events such as the SARS and BSE outbreaks. As a result, B.C.'s real GDP growth forecast has been lowered to 1.5 per cent from 2.4 per cent for 2003 and to 2.6 per cent from
  3.0 per cent for 2004. The GDP growth forecast for 2005, 2006 and 2007 is essentially unchanged at 3.0 per cent.

o For 2004/05 and 2005/06, government continues to forecast modest surpluses. Additional funding for the Ministry of Children and Family Development is offset by higher energy revenues. In 2004/05, the revenue effects of slower economic growth are offset by BC Hydro improvements, debt interest savings and the required inclusion of school districts, universities, colleges and health authorities into government's reporting entity. However, in 2005/06 the gains only partially offset the revenue losses, leading to a $235 million smaller surplus than expected in the February budget.

o Provincial debt at the end of the 2003/04 fiscal year is now expected to be $2 billion lower than in the February budget, mainly due to a stronger financial position at the end of the 2002/03 fiscal year and reductions in forecast cash requirements.

o The key taxpayer-supported debt-to-GDP ratio is now forecast to reach 21.9 per cent for 2003/04, lower than the 23.0 per cent BUDGET 2003 forecast. The taxpayer-supported debt-to-GDP ratio is forecast to decline subsequently, reaching 20.7 per cent by the end of 2005/06.

--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

PART ONE -- UPDATED FINANCIAL FORECAST

First Quarterly Report 2003/04                                   September 2003

INTRODUCTION

               The government's plan to balance the budget beginning in 2004/05 remains on track despite the fiscal impact of a number of significant challenges including this summer's forest fires and slower than expected economic growth.

               In 2003/04, forest fire fighting and related costs and lower tax revenues are offset by higher energy revenues, an improved BC Hydro outlook, debt interest savings and a $50 million reduction in the $500 million forecast allowance, resulting in a forecast deficit of $2.3 billion, unchanged from budget.

               In 2004/05, the effects on revenue of slower economic growth, and additional funding for the Ministry of Children and Family Development are partially offset by higher energy revenues, an improved BC Hydro outlook, and debt interest savings. In addition, the estimated impact of full incorporation of school districts, universities, colleges, and health authorities (SUCH) into the government reporting entity will have a positive effect on the bottom line. A modest surplus of $70 million is forecast for 2004/05.

               In 2005/06, the improvements in energy revenue, BC Hydro income and debt interest savings are smaller and only partially offset lower tax revenues and the additional funding requirement for the Ministry of Children and Family Development. As a result, the expected surplus is now $140 million, $235 million less than forecast in the February budget.

               The main changes to the fiscal plan are summarized in Table 1.1.

FIRST MINISTERS' ACCORD ON HEALTH CARE RENEWAL

               Subsequent to the February provincial budget, the new federal revenue contribution to health care was finalized. As a result, spending targets for the Ministry of Health Services were increased $319 million in 2003/04, $398 million in 2004/05 and $596 million in 2005/06. These adjustments reflect the government's commitment to reinvest all additional federal contributions received under the Accord into the provincial health care system. These revenue and expense increases therefore have no net effect on the forecast deficit in 2003/04, or the surpluses in 2004/05 and 2005/06.

               Since these additions were included in the final SUPPLY ACT passed by the Legislative Assembly on May 29, 2003, they have now been added to the February budget amounts.

REVENUE

               In addition to the federal health accord funding, the updated revenue forecast incorporates new information since the February budget, mainly updated economic and commodity price forecasts. The updated forecast also includes

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                         FIRST QUARTERLY REPORT 2003/04

6                            UPDATED FINANCIAL FORECAST
--------------------------------------------------------------------------------

TABLE 1.1 FISCAL PLAN UPDATE
          CHANGES FROM BUDGET 2003

--------------------------------------------------------------------------------------------------------------------------------
($ millions)                                                                                     2003/04     2004/05     2005/06
--------------------------------------------------------------------------------------------------------------------------------
BUDGET 2003 FISCAL PLAN (FEBRUARY 18, 2003) .................................................     (2,300)         50         375
FIRST MINISTERS' ACCORD ON HEALTH CARE RENEWAL:
    Additional revenues from the federal government .........................................        319         398         596
    Additional BC commitments to health care ................................................       (319)       (398)       (596)
                                                                                                  -------      ------       -----
FISCAL PLAN (MAY 29, 2003 SUPPLY ACT ) ......................................................     (2,300)         50         375
                                                                                                  -------      ------       -----
1ST QUARTERLY REPORT FORECAST UPDATES:
REVENUE INCREASES (DECREASES):
    Tax revenue - mainly lower social service tax, updated economic outlook .................       (107)       (212)       (283)
    Energy revenue - increased activity / higher prices .....................................        246         175          95
    Forestry revenue - impact of higher Canadian dollar .....................................        (50)        (75)        (50)
    Federal transfers - mainly impact of updated population and economic
     forecasts on CHST and equalization entitlements ........................................         (7)        (29)        (24)
    Federal transfers - cost recoveries: mainly accounting for federal highway funding ......        (31)        (77)        (76)
    Other cost recoveries - mainly lower interest charges on self-supported debt ............       (113)       (128)       (125)
    All other taxpayer-supported revenue ....................................................        (12)        (36)        (32)
    Commercial Crown corporation net income:
        BC Hydro - improved water levels and interest savings ...............................        185         100          40
        Other Crown corporation changes - mainly ICBC .......................................         55          48           1
                                                                                                  -------      ------       -----
TOTAL REVENUE CHANGES .......................................................................        166        (234)       (454)
                                                                                                  -------      ------       -----
LESS EXPENSE INCREASES (DECREASES):
    Forest fire and related costs ...........................................................        487          --          --
    Children and Family Development - revised service plan ..................................         --         122         115
    Early learning and childcare - increased federal funding ................................         --          10          20
    Transportation - pass-through of federal ferries subsidy ................................         --          24          24
    BC Family Bonus - reduced provincial funding requirements ...............................         (6)         (8)         (8)
    Interest costs - mainly reduced debt levels .............................................       (125)       (100)        (75)
                                                                                                  -------      ------       -----
CRF EXPENSE CHANGES .........................................................................        356          48          76
    Taxpayer-supported Crown corporation and agency expense and
      adjustment changes - mainly lower cost recoveries........................................     (140)       (202)       (195)
                                                                                                  -------      ------       -----
        TOTAL EXPENSE CHANGES ...............................................................        216        (154)       (119)
                                                                                                  -------      ------       -----
CONVERSION TO GAAP:
    Effect of fully including SUCH sector in government's reporting entity ..................         --         100         100
FORECAST ALLOWANCE REDUCTION ................................................................         50
                                                                                                  -------      ------       -----
TOTAL CHANGES TO FISCAL PLAN ................................................................         --          20        (235)
                                                                                                  -------      ------       -----
UPDATED FISCAL PLAN .........................................................................     (2,300)         70         140
                                                                                                  -------      ------       -----
                                                                                                  -------      ------       -----
-----------------------------------------------------------------------------------------------------------------------------------

               final results for 2002/03 released in the PUBLIC ACCOUNTS on June 27, 2003, and actual revenue results recorded for the April to June 2003 period. For the first three months of the fiscal year, revenues were $279 million ahead of budget (see Appendix Table A.2).

               Government revenue, including commercial Crown corporation net incomes, is expected to be $166 million higher than the budget forecast for the full 2003/04 fiscal year, but $234 million lower in 2004/05 and $454 million lower in 2005/06 (see Table 1.1). The deterioration in forecast revenues in 2004/05 and 2005/06 results from:

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                         FIRST QUARTERLY REPORT 2003/04

                            UPDATED FINANCIAL FORECAST                         7
--------------------------------------------------------------------------------

                          o slower growth in taxation revenues, with larger
                            social service tax and income tax revenue reductions in 2004/05 and 2005/06; and

                          o increases to energy revenues and BC Hydro net
                            income that are smaller in 2004/05 and 2005/06.

                          The main changes to the three-year revenue outlook by revenue source are:

                          o Personal income tax revenue is expected to be $71
                            million below budget in 2003/04, rising to $80 million below plan by 2005/06. This reflects reduced personal income growth in 2002 and a lower personal income forecast for 2003 to 2006.

                          o Corporation income tax revenue is forecast to be
                            lower than the plan by $11 million in 2003/04, and down $25 million and $81 million in the next two years. The forecast reflects expected changes to cash receipts under the terms of the tax collection agreement with the federal government due to reductions in Canadian and B.C. corporate profit forecasts.

                          o Property transfer tax revenue is forecast to be
                            $60 million higher than budget in 2003/04 and $30 million higher in 2004/05, reflecting stronger-than-expected year-to-date collections and the strong housing market outlook.

                          o Property tax revenues are forecast to be $15
                            million higher in 2003/04, and up $20 million and $49 million in the next two years, due to a higher property tax base for 2002/03 and an inflationary adjustment in 2005/06.

                          o While property and property transfer tax
                            improvements partially offset the income tax losses, the most significant change in tax revenues is for the social service tax. Social service tax revenue is expected to be $100 million below budget in 2003/04, reflecting collections in the first three months of the fiscal year that were $51 million below budget. This loss is consistent with recent weakness in consumer spending, particularly on durable products such as autos and major appliances. The full-year loss of $100 million assumes some of the first quarter loss will persist. The lower base in 2003/04 and reduced consumer spending growth in 2004 result in reductions of $154 million and $161 million from plan in 2004/05 and 2005/06, respectively.

                          o Other taxes are relatively unchanged in 2003/04
                            and down $10 million in each of the next two years as lower collections from fuel and hotel room taxes are partially offset by higher insurance premium taxes.

                          o Energy revenues are the main increases to the
                            revenue forecast:
                            -  Revenues from natural gas and petroleum
                               royalties and related permits and fees are $237 million, $219 million and $137 million higher than planned, due to higher energy commodity prices and increased natural gas drilling and extraction activity. This is partially offset by the effects of the faster than expected depletion of the Ladyfern gas field, and a higher than anticipated Canadian dollar.

                               The forecast incorporates the effect of
                               various government initiatives to promote natural gas production in B.C. These effects, included in the changes noted above, are estimated to increase natural gas royalties by $113 million in 2003/04, rising to $148 million by 2005/06.

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                         FIRST QUARTERLY REPORT 2003/04

8                           UPDATED FINANCIAL FORECAST
--------------------------------------------------------------------------------

                             - Mineral revenues are $21 million, $44 million
                               and $37 million lower than planned due to a drop in the metallurgical coal price and the stronger Canadian dollar.

                             - Revenues from electricity sales under the
                               Columbia River Treaty are $30 million above budget in 2003/04 due to higher electricity prices. Revenue is unchanged in 2004/05, and down $5 million in 2005/06 as the effect of a higher Canadian dollar more than offsets higher electricity prices.

                          o The effect of the stronger Canadian dollar reduces
                            the forest revenue forecast by $50 million, $75 million and $50 million over the three years of the plan. The harvest volume forecast is assumed to be the same and the price forecast for the bellwether Spruce-Pine-Fir 2x4 is little changed from budget assumptions.

                          o Other revenues are $124 million below budget in
                            2003/04 mainly due to reduced recoveries of interest costs from self-supported Crown corporations. However, since these revenues are also treated as expenditure offsets, they have no bottom line impact. These are also the main changes to other revenues in 2004/05 and 2005/06.

                          o Canada health and social transfer revenue is
                            forecast to be $27 million, $13 million and $4 million lower than planned over the three-year plan mainly due to slower population growth.

                          o Equalization revenue is forecast to be $6 million,
                            $47 million and $52 million lower than plan, reflecting changes to previous-year estimates, population adjustments, and the updated economic forecast which has slightly higher nominal GDP per capita growth rates compared to the national average in 2004 and 2005.

                          o Other federal contributions are lower than budget
                            mainly due to a change in accounting treatment by the BC Transportation Financing Authority. Partially offsetting these reductions are the inclusion of federal grants that the province flows through to BC Ferry Services Inc., and an estimated $20 million federal contribution towards forest fires in 2003/04 under the federal Disaster Financial Assistance Arrangement. Additional federal contributions to the forest fire costs are anticipated, but will not be included until they are confirmed.

COMMERCIAL CROWN CORPORATIONS NET INCOME

                          o BC Hydro's operating results are projected to be
                            better than expected in the February budget. The 2003/04 forecast is a $185 million improvement over budget primarily due to 8 per cent higher inflows into reservoirs that enable increased production of less expensive hydro-generated electricity. As well, BC Hydro is expecting lower interest costs for its debt.

                            In 2004/05 and 2005/06, BC Hydro projects further improvements of $100 million and $40 million respectively, mainly due to lower-than-expected interest rates. As well, the positive impact of improved water inflows this year will reduce energy purchase costs in 2004/05. The forecast does not include the effect of any possible rate increases that may result from a submission to the BC Utilities Commission later this fiscal year.

                          o BC Rail forecasts an annual $8 million improvement
                            to its rail operating results projection in BUDGET 2003 for the 2003, 2004 and 2005 calendar

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                         FIRST QUARTERLY REPORT 2003/04

                          UPDATED FINANCIAL FORECAST                           9
--------------------------------------------------------------------------------

                            years, reflecting both higher lumber shipments to the U.S. and reduced costs. The 2003 improvement is offset by a $7 million negative impact from marine operations in the process of disposition. BC Rail's forecast does not include any impacts from the current partnerships initiative as discussions are still underway.

                          o ICBC's results for the 2003 calendar year are
                            projected to improve by $77 million (excluding any potential legal tariff cost increases). Dry weather conditions in the first half of 2003 resulted in lower claims costs and insurance operations expenses. ICBC projects a $39 million improvement over plan for 2004, primarily due to a 1.5 per cent increase in premium revenue. However, claims costs are expected to increase an average of 4.3 per cent annually over the term of the fiscal plan, and are projected to fully offset premium revenue increases by 2005.

                            The forecast for ICBC includes the requested premium rate increases currently before the BC Utilities Commission for review and approval, but does not include the impacts of a potential increase in tariffs for litigation costs. This could increase costs by $85 million, $28 million and $37 million in each year of the current fiscal plan.

                            The government's financial reports include an adjustment to convert ICBC's calendar year results to government's fiscal year. The adjustment effectively drops the first quarter of ICBC's calendar year and adds the first quarter of the subsequent year to provide an April 1 to March 31 result. The adjustment in the 2002/03 PUBLIC ACCOUNTS reflected ICBC's strong January to March 2003 performance and added $30 million to the government's 2002/03 results. ICBC's 2003 forecast has therefore been offset by a $30 million accounting adjustment to avoid double counting the gain in the January to March period.

EXPENSE

                          Government expense includes spending for ministries and other programs of the Consolidated Revenue Fund
                          (CRF), combined with the expense of
                          taxpayer-supported Crown corporations and agencies. For the April to June quarter of the 2003/04 fiscal year, total expense was $183 million below budget. Before adding the cost of forest fires, total expense is expected to be $271 million below budget for the full fiscal year. After including the costs of the fires, total expenses are forecast to be $216 million higher than budget.

CONSOLIDATED REVENUE FUND EXPENSE

                          During the first three months of the fiscal year, total CRF spending (ministries, special offices and other programs) was $85 million lower than expected, reflecting below-budget spending in most programs and lower debt interest costs (see Appendix Table A.3).

                          In total, spending for ministries and other programs is forecast to be $131 million below budget for the full 2003/04 fiscal year before including the unprecedented high costs of this year's forest fires. After taking into account additional forest fire related costs, spending is forecast to be $356 million higher than budget for the full 2003/04 fiscal year.

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                         FIRST QUARTERLY REPORT 2003/04

10                          UPDATED FINANCIAL FORECAST
--------------------------------------------------------------------------------

                          Spending targets are expected to increase $48 million for 2004/05 and $76 million in 2005/06 (see Table 1.1). This mainly reflects revisions to the targets for the Ministry of Children and Family Development and the pass through of federal funding for specific programs, partially offset by reduced debt interest costs.

                          The main changes to the three-year spending plan are:

                          o Forest fire and related costs -- in total,
                            spending for these areas could be $487 million higher than budgeted in 2003/04. Ministry of Forests costs for fire fighting and rehabilitation could be $415 million higher than budget while directly related emergency co-ordination and assistance costs in the Ministry of Public Safety and Solicitor General could be $72 million higher than planned (further information is shown in the topic box at the end of Part One).

                          o Ministry of Children and Family Development --
                            spending targets for 2004/05 and 2005/06 have been increased as a result of a mid-term review of the ministry's three-year service plan. As a result, the previous 23 per cent budget reduction target for the ministry has been reduced to 11 per cent by 2004/05. The ministry determined that it was not able to meet projected child-in-care caseload and unit cost reductions for residential services. Within the revised budget targets, early childhood development programs will be maintained, the ministry will continue to invest in child and youth mental health services and the health and safety of children, families and vulnerable adults will be protected.

                            Due to the mid-term review of the ministry's three-year service plan, the timing for the transfer of operations to authorities is being reviewed. The updated fiscal plan assumes that the transfer to authorities will occur beginning in spring/summer 2004.

                          o Federal ferry subsidy -- the Ministry of
                            Transportation budget will increase $24 million per year starting in 2004/05, to reflect the pass-through of the federal ferry subsidy to BC Ferry Services Inc. Under a federal/provincial agreement, the federal government contributes funding to help support coastal ferry services. Previously, this contribution was received directly by the former BC Ferry Corporation. The contribution will now flow to government and then out to the BC Ferry Services Inc. Therefore, there is no impact on the government's bottom line.

                          o Early learning and childcare programs -- the
                            province will receive increased federal funding under the new five-year framework on Early Learning and Child Care. This funding has been notionally allocated between the Ministries of Children and Family Development and Community, Aboriginal and Women's Services. There is no impact on the government's bottom line targets from this change.

                          o BC Family Bonus -- the decrease reflects federal
                            increases to the National Child Benefit that reduce provincial funding requirements. Overall, grants to beneficiaries will not be reduced as a result of this change.

                          o Management of public funds and debt (debt interest)
                            is forecast to be $125 million below budget in 2003/04, and $100 million and $75 million below plan for 2004/05 and 2005/06, as a result of lower opening

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                         FIRST QUARTERLY REPORT 2003/04

                          UPDATED FINANCIAL FORECAST                          11
--------------------------------------------------------------------------------

                            debt balances for the 2003/04 fiscal year, significantly lower borrowing requirements for government operating purposes (see Table 1.5), and lower-than-expected interest rates.

                          Except for forest fire related program areas, ministries are expected to be on budget at year-end. As shown in Table 1.2, other pressures being managed total $37 million for 2003/04 and include:

                          o Attorney General -- pressures relate to
                            potentially higher-than-expected costs for litigation in various areas and potential settlements of claims under the CROWN PROCEEDING ACT.

                          o Energy and Mines -- as part of the 1995 Vancouver
                            Island Gas Pipeline Assistance Agreement, the province is required to make payments to Terasen Inc. for the value of a volume of natural gas set out in the agreement. Higher-than-assumed natural gas prices have increased the estimated payment required for 2003/04. However, this is more than offset by increased provincial revenues resulting from the higher natural gas prices.


                            TABLE 1.2     2003/04 PRESSURES BEING MANAGED

                            ----------------------------------------------------------------------------------------
                                                                                                       ($ millions)
                            Attorney General - higher claims costs under the CROWN PROCEEDING ACT
                              and other pressures .....................................................     26
                            Energy and Mines - higher payments under the Vancouver Island Gas
                              Pipeline Assistance Agreement ...........................................     11
                                                                                                         ------
                            TOTAL PRESSURES BEING MANAGED .............................................     37
                                                                                                         ------
                                                                                                         ------

                          Spending commitments and pressures totaling $44 million have been notionally allocated to the Contingencies vote. These allocations include:

                          o $2 million to fund the provincial share of the
                            Canada-BC BSE Recovery Program. The program will assist cattle producers and packers affected by the export ban on beef resulting from the discovery of bovine spongiform encephalopathy (BSE) in one animal in Alberta.

                          o Up to $16 million for expected costs related to
                            the Pickton and Air India trials. Potential costs were unknown at the time of the budget and will be reviewed later in the fall when further information becomes available.

                          TABLE 1.3     2003/04 PRESSURES ALLOCATED TO THE
                                        CONTINGENCIES VOTE

                          ---------------------------------------------------------------------------------
                                                                                              ($ millions)
                            Agricultural bovine spongiform encephalopathy (BSE) assistance .....       2
                            Pickton trial ......................................................       4
                            Port Coquitlam missing persons investigation .......................      26
                                                                                                   ------
                            Air India trial ....................................................      12
                              Subtotal .........................................................      44
                            Unallocated ........................................................     126
                                                                                                   ------
                            TOTAL CONTINGENCIES BUDGET .........................................     170
                                                                                                   ------
                                                                                                   ------

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                         FIRST QUARTERLY REPORT 2003/04

12                        UPDATED FINANCIAL FORECAST
--------------------------------------------------------------------------------

                            o Up to $26 million for expected costs related to
                              the Port Coquitlam missing persons investigation (known as Project Evenhanded). Potential costs were unknown at the time of the budget and will be reviewed later in the fall when further information becomes available.

                            While Table 1.3 shows that $126 million remains available to offset unforeseen events over the rest of the year, it will be not be enough to fund the significantly higher-than-expected costs for forest fires this year. However, funding for forest fire related costs is statutorily provided for under the authority of the FORESTS PRACTICES CODE and EMERGENCY PROGRAM ACT and does not require additional approval of the Legislature.

OTHER EXPENSE

                            To determine total government spending, the expenses of taxpayer-supported Crown corporations are combined with CRF expense. Accounting adjustments are used to eliminate double counting of expenses and to record, as revenues, costs recovered from external agencies. The main changes from the February budget are to the recovered costs. The changes reflect reduced debt interest costs for borrowing on behalf of commercial Crown corporations, and a change in the accounting treatment of highway costs recoverable from the federal government.

                            The review of the timing for the transfer of operations by the Ministry of Children and Family Development to authorities in 2003/04 resulted in reduced grants by the ministry and therefore reduced spending by the authorities. As this funding was redirected to maintain services within the ministry, there was no effect on total expense from this change.

EXPANDED GOVERNMENT REPORTING ENTITY

                            Government is required by legislation to fully comply with Generally Accepted Accounting Principles by the 2004/05 fiscal year. At the time of the February budget, it was assumed that this would require fully incorporating school districts, colleges, and health authorities, but not universities, into the government reporting entity, and that this would not materially affect government's bottom line. The Auditor General has subsequently indicated that universities should also be included in the entity as he believes that the government controls the financial affairs and resources of the public universities in British Columbia. The government has therefore decided to include universities in the reporting entity. However, the issue will be reviewed as further guidance from the Public Sector Advisory Board becomes available.

                            The inclusion of universities is currently estimated to have a positive impact on the bottom line of some $100 million annually. By way of comparison, had the universities been included in the last two fiscal years, they would have had a positive impact of $140 million in 2001/02, and $180 million in 2002/03. The forecast will be refined further as more information becomes available. Government's balance sheet will also change in 2004/05 to reflect the additional assets, liabilities and debt of these organizations.

--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

                          UPDATED FINANCIAL FORECAST                          13
--------------------------------------------------------------------------------

FULL-TIME EQUIVALENTS (FTES)

                            The 2003/04 projection for taxpayer-supported FTEs, including ministries and special offices, taxpayer-supported Crown corporations and agencies, and children and family development governance authorities, is 34,199. This projection reflects a 270 FTE reduction from the February budget in taxpayer-supported Crown corporations and agencies. By 2005/06, FTEs are projected to decline to 31,246 (see Appendix Table A. 11).

PROVINCIAL CAPITAL SPENDING

                            Capital spending is needed to build, acquire or replace assets such as roads, schools, post-secondary facilities, hospitals and related major equipment. Capital spending is not directly counted in the government's annual surplus or deficit. Instead, Generally Accepted Accounting Principles require capital costs to be spread out over the useful lives of the related assets through annual amortization expenses.


                             TABLE 1.4      CAPITAL SPENDING
                                            CHANGES FROM BUDGET 2003

------------------------------------------------------------------------------------------------------
                           ($ millions)                                2003/04     2004/05     2005/06
------------------------------------------------------------------------------------------------------

                            BUDGET 2003 CAPITAL SPENDING .............   2,513       2,378       2,127
                                                                         -----       -----       -----
                               TAXPAYER-SUPPORTED CHANGES:
                                     Health ..........................     (44)        (37)        (40)
                                     Rapid Transit Project 2000 ......     (19)         44          --
                                     Government operating (ministries)     (36)         --          --
                                     BC Buildings ....................     (18)        (29)        (10)
                                     Other ...........................     (37)         10          (3)
                                                                         -----       -----       -----
                                            Total taxpayer-supported .    (154)        (12)        (53)
                                                                         -----       -----       -----
                               SELF-SUPPORTED CHANGES:
                                     Columbia River power projects ...      36           4           --
                                     Other ...........................     (12)        (14)         (6)
                                                                         -----       -----       -----
                                            Total self-supported .....      24         (10)         (6)
                                                                         -----       -----       -----
                            TOTAL CHANGES ............................    (130)        (22)        (59)
                                                                         -----       -----       -----
                            UPDATED CAPITAL SPENDING .................   2,383       2,356       2,068
                                                                         -----        ----        ----
                                                                         -----        ----        ----


                            Total capital spending is forecast to be $2.4 billion in 2003/04 and 2004/05, decreasing to $2.1 billion in 2005/06, slightly lower than the BUDGET 2003 projections (see Table 1.4 and Appendix Table A.12).

                            Taxpayer-supported capital spending is forecast to be:

                            o $154 million lower than budget in 2003/04 mainly
                              due to reduced expenditures for health facilities, office space, SKYTRAIN and government operating (ministry) capital;


                            o $12 million below budget in 2004/05 mainly
                              reflecting lower health facility and office space expenditures, partially offset by higher SKYTRAIN expenditures delayed from previous years; and


--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

14                          UPDATED FINANCIAL FORECAST
--------------------------------------------------------------------------------

                            o $53 million below budget in 2005/06 mainly
                              reflecting lower health facility and office space expenditures.

                            Self-supported commercial Crown corporation capital spending is forecast to be $24 million higher than budget in 2003/04 mainly reflecting expenditures for Columbia River power projects delayed from previous years. Capital spending will be $10 million lower than budget in 2004/05 and $6 million lower in 2005/06.

                            Significant capital projects (those with multi-year budgets totaling $50 million or more) are shown in Appendix Table A.13. Total spending for these projects over the next three years is forecast at $1.3 billion, unchanged from the BUDGET 2003 projections.

PROVINCIAL DEBT

                            The government and its Crown corporations borrow to finance their own operations, to finance construction of capital projects or other investments and to refinance maturing debt.

                            Total provincial debt is projected to total $39.0 billion at March 31, 2004 (27.9 per cent of provincial GDP), $40.2 billion at March 31, 2005 (27.5 per cent of GDP) and $40.7 billion at March 31, 2006 (26.6 per cent

 TABLE 1.5      DEBT SUMMARY
                CHANGES FROM BUDGET 2003

---------------------------------------------------------------------------------------------------------
   ($ millions)                                                        2003/04      2004/05       2005/06
---------------------------------------------------------------------------------------------------------
BUDGET 2003 TOTAL DEBT ..........................................      40,966       41,763       42,066
   TAXPAYER-SUPPORTED DEBT CHANGES:
   Opening balance adjustment ...................................        (221)(1)   (1,415)      (1,081)
   Government operating:
    - Consolidated revenue fund operating results ...............         177          125          334
    - Health accord funding - cash/accrual differences ..........        (344)         203          141
    - BC Hydro dividend - cash/accrual differences ..............        (244)          72          (92)
    - Reduced working capital requirements ......................        (554)         (99)        (194)
    - Higher cash balances at the start of the year .............        (104)          --           --
    - Reduced loans and advances ................................         (64)          --           --
    - Reduced minor capital spending ............................         (36)          --           --
   Health facilities (mainly lower capital spending) ............         (45)         (38)         (41)
   Transportation (mainly higher working capital requirements) ..          30           67           30
   Other ........................................................         (10)           4            5
       Total taxpayer-supported .................................      (1,415)      (1,081)        (898)
   SELF-SUPPORTED DEBT CHANGES:
        Opening balance adjustment ..............................        (190)(1)     (521)        (454)
        BC Hydro operating results/working capital requirements .        (321)          14           65
        Other ...................................................         (10)          53            2
            Total self-supported ................................        (521)        (454)        (387)
   FORECAST ALLOWANCE REDUCTION .................................         (50)         (50)         (50)
TOTAL CHANGES ...................................................      (1,986)      (1,585)      (1,335)
UPDATED TOTAL DEBT ..............................................      38,980       40,178       40,731
---------------------------------------------------------------------------------------------------------

 (1) March 31, 2003 year-end changes between the February 2003 budget forecast and the 2002/03 PUBLIC ACCOUNTS.

--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

                          UPDATED FINANCIAL FORECAST                          15
--------------------------------------------------------------------------------

                            of GDP). These amounts are all significantly lower than the BUDGET 2003 projections (see Table 1.5 and Appendix Table A.14), mainly due to reduced cash needs in 2003/04.

TAXPAYER-SUPPORTED DEBT

                            In 2003/04, taxpayer-supported debt is forecast to be $1.4 billion below budget and total $30.6 billion at year-end (21.9 per cent of GDP), due to:

                            o lower-than-forecast debt balances at the end of
                              the 2002/03 fiscal year;

                            o lower borrowing requirements for direct government
                              operating purposes due to updated information on cash flows for health accord spending and dividend payments from BC Hydro, reduced working capital requirements, and higher cash balances at the start of the fiscal year; and


                            o reduced capital spending on health projects and by
                              government ministries.

                            The impact of the lower debt requirements will carry forward into 2004/05 and 2005/06, but will be partially offset by declines in consolidated revenue fund operating results and cash/accrual timing differences for health accord spending. Taxpayer-supported debt is projected to total $31.4 billion (21.5 per cent of GDP) at the end of 2004/05 and $31.7 billion (20.7 per cent of GDP) at the end of 2005/06.

SELF-SUPPORTED DEBT

                            In 2003/04, self-supported debt is forecast to be $0.5 billion below budget and total $7.9 billion at year end. This is mainly due to improved operating results and reduced working capital requirements for BC Hydro. The improvement will be partially offset in the next two years by additional working capital requirements for BC Hydro and Columbia River power projects. Self-supported debt is projected to total $8.3 billion at March 31, 2005 and $8.6 billion at March 31, 2006.

RISKS TO THE FISCAL PLAN

                            The main changes to the three-year fiscal plan risk profile described in the February 2003 budget are summarized below.

                            Perhaps the single largest spending risk to the forecast for 2003/04 is the extent and magnitude of the forest fire situation. The current forecast assumes some moderation in activity and costs starting in the latter part of September, however weather remains a key risk. Treasury Board will be reviewing the fire fighting budget allocation for future years as part of the development of BUDGET 2004.

                            Other spending risks include:

                            o Potential caseload trends in the ministries of
                              Human Resources and Children and Family
                              Development;

                            o Potential costs for pending litigation and
                              settlement. These types of costs are difficult to forecast as to amounts and timing of settlements;


                            o Actuarial valuations of the larger public sector
                              pension plans. These valuations are under way and could change the estimated liabilities of these

--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

16                         UPDATED FINANCIAL FORECAST
--------------------------------------------------------------------------------

                            plans. Key parameters which affect these valuations are the recent history, and forecasts for investment returns on assets held by pension plans, inflation and salary growth; and


                            o Current trends in interest rates are resulting in
                              lower debt service costs for the health and education programs as well as the rest of government. These could change in the event of unexpected developments in financial markets.

                              The major revenue risks to the forecast stem from changes to economic variables, including the economic growth of B.C.'s trading partners, commodity price fluctuations (especially natural gas, lumber and electricity), and consumer spending and tourism activity in the province.

                              As noted in the detailed description of ongoing risks to the fiscal plan found in the February budget document, other risks include:

                            o Higher or lower-than-expected final personal and
                              corporate income tax assessments for the 2002 taxation year, which could increase or decrease the forecast income tax bases in subsequent years;

                            o The outcome of the softwood lumber dispute with
                              the U.S. which could have both an economic and fiscal impact on British Columbia depending on the terms of the final settlement and industry's response;

                            o Commercial Crown corporation operating results;
                              and


                            o B.C.'s equalization entitlements.

                            The federal government's equalization formula is very sensitive to economic developments in other provinces as well as in B.C. Additionally, changes to the Equalization Program as the federal government revises the formula to be used over the next five years could have significant effects on expected equalization revenues. Some options being considered by the federal government could eliminate B.C.'s equalization entitlements entirely.

                            BC Hydro's net income is significantly affected by weather patterns, which can change both reservoir levels and demand for power, and in turn BC Hydro's energy costs for domestic consumption as well as electricity trade margins.

                            BC Hydro continues to defend the trading practices of its Powerex subsidiary during the California energy crisis and it is still owed $US 286 million from U.S. customers. However a negative ruling by the U.S. Federal Energy Regulatory Commission could result in a potential liability of up to $1 billion.

                            The provincial government is currently exploring partnership arrangements for the operation of BC Rail. The financial impact of any arrangement will be reflected in the fiscal year in which it is finalized and will impact net income projections in subsequent years.

                            ICBC faces a risk to its forecast in the form of a potential legal tariff increase that is currently under review by the Supreme Court Rules Revision Committee. The committee is expected to finalize its review in late 2003 or early 2004. ICBC has estimated the potential impact of a tariff increase at $85 million in 2003, $28 million in 2004, and $37 million in 2005. These potential costs are included in ICBC's rate increase application to the BC Utilities Commission.

--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

                          UPDATED FINANCIAL FORECAST                          17
--------------------------------------------------------------------------------

                     FOREST FIRES IN BRITISH COLUMBIA, 2003
--------------------------------------------------------------------------------

WORST FIRE SEASON EVER

                                                         Direct Fire
       Year                         Fires    Hectares     Fighting(1)
----------------------------------------------------------------------
                                  (Number)   (Number)    ($ millions)
2003 (to August 28)                 2,249     180,800         210
2002                                1,781       8,581          38
2001                                1,266       9,677          54
2000                                1,539      17,673          53
1999                                1,207      11,581          21
1998                                2,665      76,574         154
1997                                1,175       2,960          19
1996                                1,358      20,669          37
1995                                1,474      48,080          38
1994                                4,088      30,310          91
1993                                1,497       5,183          25
1992                                3,805      30,453          70
AVERAGE (1992-2002)                 1,987      23,795          55

2003 year to date
  variance from average               262     157,005         155
----------------------------------------------------------------------

 (1) Excluding emergency programs


This year has been the worst fire season on record with 2,249 fires and over 180,000 hectares damaged as of August 28. From 1992 through 2002 the annual average number of fires was under 2,000 resulting in an annual average of about 24,000 hectares burned. However, describing an average or typical fire season is difficult given the significant variation from year to year in the number of fires, their size, and proximity to communities. Forest fires that threaten homes and communities are referred to as urban interface fires. Interface fires are generally more expensive to fight and require response not only by the Forest Service, but also the RCMP, B.C. Ambulance Service and the Provincial Emergency Program. This year, there have been 25 interface fires as of the end of August, compared to less than five per year historically. Total direct fire fighting costs to August 28 were about $210 million. At the height of fire fighting efforts in late August the province was spending almost $9 million a day on fire suppression. Prior to 2003, the worst fire year in terms of fire fighting expenditures was 1998, with direct fire costs totaling $154 million.

Fires that put people's lives and homes at risk are always the first priority of provincial fire fighting efforts and emergency response programs. Provincial emergency programs focus on co-ordination of emergency response efforts and evacuations and care of evacuees. The province-wide state of emergency which was declared on August 2, 2003 was extended to September 15 due to the extreme fire hazard conditions. As of August 28, there were about 4,700 people directly fighting fires throughout the province including 770 Canadian military personnel.

There were still several weeks of hot, dry weather forecast for most of the province, so the fire danger remained high as this report went to print. It will take some time to ascertain total costs of direct fire fighting and related emergency support for this fiscal year. Once the fires have been suppressed, the focus will turn to clean up and rehabilitation to ensure that environmental risks are mitigated.


PROJECTED COSTS

                                                               Forecast
                           Costs to   Full Year                  Over
$ millions                 August 28   Forecast    Budget       Budget
-----------------------------------------------------------------------
Direct fire fighting.......      210        410        55          355
Clean up and remediation...       --         60        --           60
Emergency response.........       40         75         3           72
                                 ---        ---        --          ---
Total......................      250        545        58          487
                                 ---        ---        --          ---
                                 ---        ---        --          ---
-----------------------------------------------------------------------

The federal government has designated the firestorms as an event eligible for federal assistance to the province. It is too early to determine the amount of federal assistance that will eventually be made available. However, a preliminary estimate suggests that only about $20 million in emergency costs could be recovered from the federal government under current cost

--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

 18                         UPDATED FINANCIAL FORECAST
--------------------------------------------------------------------------------

sharing arrangements. The Prime Minister and the federal government have stated that additional support would be available; provincial and federal officials will continue to monitor costs and discuss further cost sharing potential.


DIRECT IMPACT ON FISCAL PLAN AND FUNDING SOURCES

Both the Ministry of Forests and the Ministry of Public Safety and Solicitor General may access additional funds under what is known as statutory spending authority if, as is the case this year, their budgets for emergencies like fires and floods are insufficient to meet actual costs for fire suppression or emergency response. This type of spending authority was expressly put into the legislation so that there would be no delay in responding to emergency situations.

An alternative, or supplement to statutory spending authority is the provincial Contingencies vote, which has a $170 million allocation this year. However, forecast fire related costs will substantially exceed the available contingencies funding.

Fire-related costs will be managed within the overall fiscal plan. Savings in public debt costs, higher energy revenues, and an improved BC Hydro outlook will help offset the impact on the fiscal plan. Success in obtaining further federal assistance will also help reduce the unprecedented burden on the people affected as well as provincial finances.

The 2003/04 direct fire-fighting budget was set based on an historical average of actual fire fighting costs (from 1990/91 through 2001/02). Using an historical average is an accepted practice for programs such as fire fighting, which vary significantly from year to year. The budget plan for the Ministry of Forests currently assumes a constant budget of $55 million for future years through to 2005/06, consistent with historical average costs. The fire suppression budget will be reviewed during the upcoming budget process.


ECONOMIC IMPACT

The forest fires have affected various regions of the province, with the Southern Interior particularly hard hit. The forest fires have been devastating for the communities and individuals affected and have hurt the tourism, agriculture and forestry sectors of the economy. In terms of the overall provincial economy, the forest fires are expected to dampen economic growth in B.C. for the year, although the extent is not expected to be significant in terms of province wide growth.

An estimated 238 homes have been destroyed by fire in Southern Kelowna and 65 homes were lost in Louis Creek, north of Barriere. According to press releases, an initial assessment pegs the residential property damage in Kelowna at $92 million, and that number is likely to rise. About 880 B.C. residents remained on evacuation order as of September 1st, mainly in the Cranbrook, Barriere and Kelowna areas. A further 69,000 people are on evacuation alert, meaning they are packed up and ready to leave their homes at a moment's notice.

The Tolko mill in Louis Creek was destroyed by fire, eliminating between 170 and 200 direct jobs. Some layoffs have occurred and a number of forestry jobs are in jeopardy as mills in the Southern Interior face timber shortages due to the fires.

Many of the fires, mostly in the Kamloops and South East regions of the province, have been classified as Stage 6 fires (the

--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

                          UPDATED FINANCIAL FORECAST                          19
--------------------------------------------------------------------------------

most extreme category). However, it is too early to determine the impact on the forest industry. This is because a substantial amount of the burned area such as Okanagan Mountain Park was, in fact, off limits to harvesting. Salvage operations to recover fire-damaged wood may mitigate the effects on the forest industry. Once the temporary harvesting ban is lifted, companies could recover some lost revenue by shifting to salvage operations in the burned out forest areas.

According to press reports, Helmut Pastrick (chief economist with Credit Union Central of BC) expects the fires may result in a 0.1 or 0.2 percentage point reduction in the GDP growth rate for 2003. TD Bank has recently released an estimate that translates into roughly a 0.3 percentage point reduction in the 2003 GDP growth rate for B.C. Economists Andrew Pyle (Scotiabank) and Jock Finlayson (Business Council of B.C.) suggest that the fires will not have a major negative impact on economic growth.

While the impact on GDP growth is relatively small for the province as a whole, the localized impacts in the affected communities can be staggering. The fires are continuing to cause tremendous hardship and loss. For those individuals, businesses and communities directly affected by the fires of 2003, the emotional and economic impacts will continue to be felt for some time.

--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

--------------------------------------------------------------------------------
PART TWO -- ECONOMIC REVIEW AND OUTLOOK1
--------------------------------------------------------------------------------

OVERVIEW

                            At the beginning of this year the U.S. economy was expected to grow by a healthy 2.7 per cent in 2003, slightly stronger than the 2.4 per cent in 2002. As the months passed, geopolitical uncertainty increased and consumer confidence faltered. By August, the Consensus Economics U.S. forecast had been downgraded to 2.3 per cent growth for 2003.

                            CHART 2.1 EXTERNAL OUTLOOK DECLINES

                            FORECAST ANNUAL PER CENT CHANGE
                            IN 2003 REAL GDP

                            [CANADA Aug. 2003 2.1%
                             U.S. Aug. 2003 2.3%]

                            Source:  Consensus Economics
                            The chart above represents forecasts for real GDP growth in 2003 as polled on specific dates. For example, forecasters surveyed on January 13, 2003 had an average U.S. growth forecast of 2.7 per cent. On August 11, 2003 these forecasters had revised down their outlook to an average of 2.3 per cent.




                            Mid-year, indicators of U.S. economic performance are mixed. The labour market has been contracting for much of the first six months of this year and the unemployment rate has been on the rise, peaking at 6.4 per cent in June. Weakness in the labour market has also hit consumer confidence. On the upside, housing starts have been strong so far this year as people take advantage of record low interest rates. Sales of autos have also been a bright spot with dealer incentives encouraging new vehicle purchases.

                            The Canadian economy outperformed the U.S. economy in the January to March period of 2003 posting annualized growth of 2.6 per cent compared to U.S. growth of 1.4 per cent. The January Consensus Economics survey showed that forecasters were expecting the Canadian economy to post robust growth of 3.2 per cent in 2003.

                            Subsequently, the SARS crisis hit the domestic retail sector hard, causing declines in March and April, and the rapid rise in the Canadian dollar hurt exporters. As in the U.S., housing starts have been strong, up 5.4 per cent in the first seven months of 2003 from the same period last year. Forecasters

                            -----------------
                            1 Reflects information available as of
                              September 5, 2003.

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

                         ECONOMIC REVIEW AND OUTLOOK                          21
--------------------------------------------------------------------------------

                            downgraded their Canadian outlook through the spring, and now expect 2.1 per cent growth for 2003.

                            Canadian real GDP declined 0.3 per cent for the April to June period due to external factors such as the SARS outbreak, BSE and the war in Iraq, as well as the rapid appreciation of the Canadian dollar. The demonstrated weakness in the Canadian economy for the second quarter was a key consideration in the Bank of Canada's decision to cut interest rates 25 basis points to 2.75 per cent in early September.

                            The North American economic slowdown is expected to dampen growth across Canada, with the provincial economic forecast for all provinces except Saskatchewan significantly downgraded for 2003 (see Chart 2.2). Growth expectations for this year have been reduced the most in Ontario and Alberta, with the private sector average outlook falling about 1.5 percentage points from January to August.


                            CHART 2.2 2003 GDP OUTLOOK FALLS IN MOST PROVINCES

                            Annual per cent change
                            2003 Real GDP

                            BC - 2.6
                               - 1.7
                            Alta  - 4.4
                                  - 2.9
                            Sask - 2.9
                                 - 4.6
                            Man - 3.1
                                - 2.4
                            Ont - 3.4
                                - 1.8
                            Que - 3.2
                                - 2.1
                            NB - 3.2
                                - 2.3
                            NS - 3.3
                               - 2.3
                            PEI - 2.9
                                - 1.9
                            Nfld - 4.3
                                 - 4.2
                            Can* - 3.2
                                 - 2.1

                            Source: Average of private sector forecasters;
                                    January 3 and August 29, 2003
                            * Consensus Economics


                            Private sector growth expectations for British Columbia have also been lowered, reflecting the impact of events such as the SARS outbreak, the rise in the exchange rate and the North American slowdown. Charts 2.3 and 2.4 compare recent private sector forecasts for British Columbia economic growth with those made at budget time. At that time, growth forecasts for 2003 averaged 2.6 per cent. The latest private sector forecasts have dropped 0.9 percentage points on average to 1.7 per cent. Provincial economic growth is expected to be stronger next year with the private sector forecasts averaging 2.9 per cent, down from 3.4 per cent at the time of the budget.

                            The Ministry of Finance has also updated its forecast of British Columbia economic growth to 1.5 per cent in 2003 and 2.6 per cent in 2004.


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 22                        ECONOMIC REVIEW AND OUTLOOK
--------------------------------------------------------------------------------

                           CHART 2.3 EVOLUTION OF 2003 GROWTH FORECASTS FOR B.C.

                            2003 FORECASTS    / / BUDGET (AVERAGE 2.6 PER CENT)
                            B.C. Real GDP     / / FIRST QUARTERLY REPORT
                            Per cent change       (AVERAGE 1.7 PER CENT)

                            CUCBC  - 2.5
                                   - 1.0
                            MINISTRY OF FINANCE - 2.4
                                                - 1.5
                            BANK OF MONTREAL - 2.8
                                             - 1.5
                            GLOBAL INSIGHT - 2.5
                                           - 1.6
                            TD ECONOMICS - 2.9
                                         - 1.7
                            ROYAL BANK - 2.1
                                       - 1.9
                            SCOTIABANK - 2.7
                                       - 2.0
                            CIBC - 2.7
                                 - 2.2

                            Sources: B.C. Ministry of Finance and various
                                     financial institutions

                            CHART 2.4 EVOLUTION OF 2004 GROWTH FORECASTS
                                      FOR B.C.

                            2004 FORECASTS           / / BUDGET
                            B.C. Real GDP                (AVERAGE 3.4 PER CENT)
                            Per cent change          / / FIRST QUARTERLY REPORT
                                                         (AVERAGE 2.9 PER CENT)

                            GLOBAL INSIGHT - 2.6
                                           - 2.6
                            MINISTRY OF FINANCE - 3.0
                                                - 2.6
                            CUCBC - 3.8
                                  - 2.6
                            SCOTIABANK - 3.3
                                       - 2.8
                            TD ECONOMICS - 3.9
                                         - 2.8
                            BANK OF MONTREAL - 3.3
                                             - 3.1
                            CIBC - 3.7
                                 - 3.1
                            ROYAL BANK - 3.3
                                       - 3.3

                            Sources: B.C. Ministry of Finance and various
                                     financial institutions

                            The updated forecast incorporates the performance of economic indicators to date, including weaker-than-expected economic growth in the first half of 2003 in the U.S. and Canada, as well as the impact on the B.C. economy from external shocks, particularly in the tourism, forestry and retail sectors.

                            The economic forecast was completed just as the forest fires were escalating, and until the forest fire season is over it will not be possible to assess their full impact. Preliminary private sector estimates suggest the negative impact of forest fires could be in the 0.1 to 0.3 per cent of GDP range. The Ministry of Finance economic forecast calls for economic growth in the U.S., Canada and B.C. to be between 0.2 and 0.3 percentage points below the average of private sector forecasts for 2003 and 2004. This should provide room to accommodate the economic impact that arises from the forest fires. The ongoing impact

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

                         ECONOMIC REVIEW AND OUTLOOK                          23
--------------------------------------------------------------------------------

                            should be small in relative terms since the annual timber harvest in future years is not expected to change significantly.

BRITISH COLUMBIA ECONOMIC DEVELOPMENTS

                            Available data so far in 2003 suggests that the British Columbia economy has been growing at a slower rate than anticipated in the February budget. Manufacturing shipments and retail sales have declined in the April to June period. However, the housing market continues to thrive with housing starts up significantly over last year (see Table 2.1).

                            In the first two quarters of 2003, the value of B.C.'s exports increased 5.5 per cent compared to the first half of 2002. This increase is largely due to higher energy prices, particularly in the natural gas sector. Non-energy exports declined by 7.3 per cent in the January to June period of this year compared to the same period of 2002.

                            The softwood lumber tariffs coupled with the high value of the Canadian dollar and weak lumber prices earlier in the year have caused the value of lumber exports to weaken considerably this year. However, in volume terms, lumber production has increased 5.2 per cent in the first six months of 2003 over the same period last year.

                            Retail sales are up this year, however car and truck sales were weaker in the first half of 2003, and led the retail sales decline in the April to June quarter. Manufacturing shipments have declined, primarily caused by a slide in the value of wood product shipments due to the continuation of the softwood lumber dispute as well as the rapid increase in the Canadian dollar.

                            After a slight drop in the number of jobs in the last quarter of 2002, employment in the province expanded in both of the first two quarters of 2003. New jobs created during 2003 were mainly in the goods processing sectors.

                            Housing starts are up considerably so far this year, when compared to the same period of 2002, helped by low interest rates. Non-residential building permits have declined so far in 2003 compared to last year's levels.

                             TABLE 2.1   BRITISH COLUMBIA ECONOMIC INDICATORS

                            -----------------------------------------------------------------------------------------------
                                                                First Quarter      Second Quarter          Year-to-Date
                                                              Jan. to Mar. 2003   Apr. to Jun. 2003     Jan. to Jun. 2003
                                                                  change from         change from           change from
                            All data seasonally adjusted      Oct. to Dec. 2002   Jan. to Mar. 2003     Jan. to Jun. 2002
                            -----------------------------------------------------------------------------------------------
                                                                              Per cent change
                            Employment ..........................     +0.4             +0.2                   +2.9
                            Manufacturing Shipments .............     -2.0             -3.7                   -1.6
                            Exports .............................     +0.4             +1.6                   +5.5
                            Retail Sales ........................     +0.8             -0.8                   +2.3
                            Housing Starts ......................     +1.0             -4.6                  +17.4
                            Non-Residential Building Permits ....     -7.6             +3.4                   -2.5
                            -----------------------------------------------------------------------------------------------

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                         FIRST QUARTERLY REPORT 2003/04

 24                        ECONOMIC REVIEW AND OUTLOOK
--------------------------------------------------------------------------------

EXTERNAL ENVIRONMENT

                            UNITED STATES AND CANADA

                            Some analysts expect the U.S. economy to rebound strongly in the last half of this year and grow well above potential in 2004. This view sees the fiscal and monetary stimulus already present as playing a key role in the second half strength.

                            CHART 2.5 MINISTRY OF FINANCE ASSUMPTIONS BELOW
                                      CONSENSUS

                            U.S. REAL GDP,        / / MINISTRY OF FINANCE
                            PER CENT CHANGE       / / CONSENSUS ECONOMICS

                            2003 - BUDGET 2003: 2.4, 2.7
                                   FIRST QUARTERLY REPORT: 2.1, 2.3

                            2004 - BUDGET 2003: 3.3, 3.7
                                   FIRST QUARTERLY REPORT: 3.0, 3.7

                            Sources: BUDGET 2003 and CONSENSUS ECONOMICS
                                     FORECAST (January and August 2003 issues)


                            Other analysts call for a good third quarter, returning to muddled growth in the fourth quarter due to underlying capacity and other structural issues. The U.S. growth assumption used in the Ministry of Finance forecast is consistent with this view, assuming 2.1 per cent growth this year and 3.0 per cent next year. This is more prudent than the consensus, recognizing current risks to the outlook (see Chart 2.5).


                            TABLE 2.2   SEPTEMBER 2003 ECONOMIC FORECAST: KEY
                                        ASSUMPTIONS*

                            ----------------------------------------------------------------------------------------------
                                                                                 2003                       2004
                                                                   ---------------------------  --------------------------
                                                                   Feb. 18 Budget    September  Feb. 18 Budget   September
                                                                        Forecast     Forecast      Forecast      Forecast
                            ----------------------------------------------------------------------------------------------
                            Canada Real GDP ......................        3.1           1.8           3.2           2.7
                            U.S. Real GDP ........................        2.4           2.1           3.3           3.0
                            Japan Real GDP .......................        0.4           0.7           0.8           0.8
                            Europe Real GDP ......................        1.3           0.5           2.5           1.5
                            U.S. Housing Starts ..................       -5.4          -0.6           0.0          -3.5
                            Canada 3-month Treasury Bill Rate ....        3.3           2.9           4.6           3.1
                            US cents / Canadian $ ................       64.5          71.1          65.8          74.9
                            ----------------------------------------------------------------------------------------------

                            * More details on the five-year outlook are
                              available in Tables 2.6.1 through 2.6.5 at the end of Part Two.

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                         FIRST QUARTERLY REPORT 2003/04

                         ECONOMIC REVIEW AND OUTLOOK                          25
--------------------------------------------------------------------------------

                            The Canadian economy has been hit by a number of shocks so far in 2003 including SARS, BSE, a higher Canadian dollar, and the recent power outages in Ontario and the northeastern U.S. The impact of these shocks will be felt particularly in the retail, tourism and export sectors of the economy, weakening the economic outlook for Canada. The Ministry of Finance is assuming slightly lower growth than the August consensus given recent developments and the risks to the U.S. outlook. The Canadian economy is forecast to expand 1.8 per cent in 2003 and 2.7 per cent in 2004.

                            FINANCIAL MARKETS

                            In the first four months of 2003 the Bank of Canada raised its key target overnight rate twice for a total of 50 basis points in anticipation of increasing inflationary pressures. Subsequently, falling inflation and the weakening economy prompted the Bank of Canada to cut rates by 25 basis points in July and early September to 2.75 per cent. The U.S. Federal Reserve Board cut 25 basis points from its key interest rate in June of this year to 1.0 per cent, in large part as extra insurance against the possibility of deflation. As interest rates remain very low by historical standards, they continue to provide monetary stimulus to the North American economy.

                            Higher Canadian interest rates and stronger economic performance early in the year gave rise to a rapid appreciation in the Canadian dollar, which peaked in June at 74.95 cents US, 18 per cent higher than in December 2002. The weakening U.S. dollar was also a result of foreign investors becoming less willing to accumulate U.S. dollar assets to finance large ongoing U.S. current account deficits. When it became apparent that the Canadian economy was slowing and the Bank of Canada cut rates in July, the dollar lost some ground and ended August around 72 cents US.

                            OUTLOOK

                            CHART 2.6 INTEREST RATES ARE FORECAST TO RISE
                                      IN 2004



                                                [CHART]



                             Sources: Bank of Canada and U.S. Federal Reserve Bank, B.C. Ministry of Finance forecast.


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 26                        ECONOMIC REVIEW AND OUTLOOK
--------------------------------------------------------------------------------

                            The U.S. Federal Reserve Board is expected to leave the federal funds rate unchanged until mid-2004. The outlook is for U.S. short-term interest rates to rise steadily starting in the last half of 2004. The Bank of Canada is forecast to leave its target interest rate untouched until mid-2004. As in the U.S., the Bank of Canada is expected to start raising interest rates in the second half of 2004.


                            TABLE 2.3   PRIVATE SECTOR EXCHANGE RATE FORECASTS

                            -------------------------------------------------------------------------
                            Average annual exchange rate (US cents/Can $)          2003          2004
                            -------------------------------------------------------------------------
                            CIBC World Markets ..................................  70.4          73.4
                            Nesbitt Burns .......................................  70.6          74.1
                            RBC Capital Markets .................................  71.2          75.5
                            Scotiabank ..........................................  72.6          76.6
                            TD Economics ........................................  70.4          74.6
                            Royal Bank ..........................................  71.3          75.4
                            AVERAGE (AS OF AUGUST 20, 2003) .....................  71.1          74.9
                            FIRST QUARTERLY REPORT FORECAST .....................  71.1          74.9
                            -------------------------------------------------------------------------

                            The Canadian dollar is expected to appreciate to 75 cents US by mid-2004, supported by the interest rate differential with the U.S. and improving economic conditions in Canada. The Ministry of Finance exchange rate outlook is consistent with the private sector average (see Table 2.3). The Canadian dollar is expected to average 71.1 cents US in 2003 and
                            74.9 cents US in 2004.

                            CHART 2.7 CANADIAN DOLLAR SURPRISES ON THE UPSIDE




                                                [CHART]




                            Sources: Bank of Canada and B.C. Ministry of
                                     Finance forecasts. *Private sector
                                     average as of January 9, 2003.


                            COMMODITY MARKETS

                            Overall, commodity prices have been on the rise so far this year, particularly energy prices. Natural gas prices are over 100 per cent higher on average for the first five months of 2003 than the same period last year. Oil prices have also been high, with West Texas Intermediate hovering around the $30 US per barrel mark all year. Lumber prices have moved up in the last couple of months hitting $358 US in the last week of August.

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                         FIRST QUARTERLY REPORT 2003/04

                         ECONOMIC REVIEW AND OUTLOOK                          27
--------------------------------------------------------------------------------

                            OUTLOOK

                            The average price of British Columbia exports of goods and services is expected to rise 1.6 per cent in 2003 mainly due to higher energy prices. In 2004, the average price of provincial goods and services exports is forecast to decline 0.6 per cent as energy prices return to trend levels.

                            CHART 2.8 NATURAL GAS PRICES FORECAST TO STAY HIGH NATURAL GAS PRICE (CDN$/GJ WEI INLET)


                                                 [CHART]


                            Source:  B.C. Ministry of Energy and Mines


BRITISH COLUMBIA ECONOMIC FORECAST

                            The British Columbia economy is expected to grow 1.5 per cent in 2003 and 2.6 per cent in 2004. Residential construction is expected to be the main contributor to growth this year, with exports picking up in 2004.


                            TABLE 2.4   SEPTEMBER 2003 ECONOMIC FORECAST: KEY
                            INDICATORS*

                            -------------------------------------------------------------------------------------------
                                                                              2003                        2004
                                                                 --------------------------   -------------------------
                                                                 Feb. 18 Budget   September   Feb. 18 Budget  September
                                                                    Forecast       Forecast      Forecast     Forecast
                            -------------------------------------------------------------------------------------------
                                                                Annual per cent change unless otherwise noted
                            Real GDP ............................       2.4           1.5           3.0           2.6
                            Nominal GDP .........................       4.3           3.9           5.3           4.8
                            Employment ..........................       1.7           1.7           2.4           1.8
                            Unemployment Rate ...................       8.5           8.5           7.6           8.0
                            Net In-Migration ('000 persons) .....      31.9          22.4          38.7          31.9
                            Personal Income .....................       3.1           2.8           4.2           4.1
                            Corporate Pre-tax Profits ...........       3.5           1.1           8.1           5.1
                            Housing Starts ('000s) ..............      22.5          24.1          23.1          24.3
                            Retail Sales ........................       4.8           2.9           5.3           4.8
                            -------------------------------------------------------------------------------------------

                            * More details on the five-year outlook are
                              available in Tables 2.6.1 through 2.6.5 at the end of Part Two.



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 28                        ECONOMIC REVIEW AND OUTLOOK
--------------------------------------------------------------------------------

                            EXTERNAL TRADE

                            British Columbia exports have been affected by the slowdown in the U.S. economy, B.C.'s largest trading partner, which began in 2001. Tourism to the province has also been affected by the SARS outbreak and a reluctance to travel in the wake of the terrorist attacks and geopolitical tensions. In particular, tourist traffic from Asia has fallen significantly.

                            International exports (in current dollars) originating in British Columbia were up 5.5 per cent year to date through June, largely due to higher energy prices. Excluding energy products, provincial exports were down 7.3 per cent in the first six months of this year. The major contributor to this decline was the value of forest product exports, which were down 13.7 per cent in the January through June period compared to a year earlier. The forest product decline reflects weaker lumber prices earlier this year and the rise in the Canadian dollar.

                            CHART 2.9 B.C. MERCHANDISE EXPORTS BUOYED BY NATURAL GAS PRICES

                            $ BILLIONS, SEASONALLY ADJUSTED


                                           [CHART]


                            Source: B.C. Stats


                            OUTLOOK

                            Exports of wood products will continue to be negatively impacted by the duties levied on softwood lumber exports to the U.S.; however, strong U.S. housing starts should offset some of the negative impact. For the remainder of 2003 the outlook for exports will be supported by increasing demand for commodities in the U.S. and other industrialized countries.

                            Real (price adjusted) exports are expected to grow a modest 1.3 per cent for 2003. In 2004, real export growth is forecast to strengthen to 3.1 per cent, as demand in the manufacturing and service sectors increases with the rebound in the U.S. economy.


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                         ECONOMIC REVIEW AND OUTLOOK                          29
--------------------------------------------------------------------------------

                            LABOUR MARKET

                            Total employment increased 0.2 per cent in the April to June period from the first three months of the year. Most of the job growth was in the information, culture and recreation and professional, scientific and technical sectors.

                            CHART 2.10 EMPLOYMENT TRENDS ARE POSITIVE IN THE FIRST TWO QUARTERS OF 2003


                                         [CHART]


                            Source: Statistics Canada


                            In the January to June period employment was up 2.9 per cent over the same period last year, adding 56,300 jobs. Full-time employment accounted for 80 per cent or 45,000 of the jobs created in the first six months of this year. The private sector contributed more than half of the jobs in B.C. over the first six months of this year, adding 35,800 jobs.

                            The unemployment rate was 8.2 per cent in the January to June period, down 0.7 percentage points from the first six months of 2002.

                            Total employment in British Columbia increased 0.3 per cent in August over the previous month; the provincial economy has gained 16,700 jobs since June. However, due to an increase in the labour force the unemployment rate rose to 8.7 per cent in August from 8.3 per cent in June.

                            Wages and salaries in B.C. were flat in the April to June period, after increasing 0.8 per cent in the first three months of 2003. Wages and salaries increased 3.9 per cent in the January to June period of this year over the first six months of 2002. This compares to an increase of 4.5 per cent in Canadian wages and salaries for the first six months of this year.

                            OUTLOOK

                            Employment is forecast to grow 1.7 per cent in 2003, adding around 33,000 jobs. Much of the strength this year is expected to be in the goods processing sectors. In 2004, the economy is expected to add about 37,000 jobs for a


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                         FIRST QUARTERLY REPORT 2003/04

 30                        ECONOMIC REVIEW AND OUTLOOK
--------------------------------------------------------------------------------

                            1.8 per cent increase in employment. The unemployment rate is expected to average 8.5 per cent this year falling to 8.0 per cent in 2004.

                            DEMOGRAPHIC DEVELOPMENTS

                            During the first three months of 2003, B.C. gained a total of 4,448 persons as a result of net migration from all sources. This compares to the increase of 8,148 persons in the January to March period of 2002. This decline in total net migration for the latest quarter was a result of a larger net outflow to other provinces and a large decline in net international migration.

                            OUTLOOK

                            In light of reduced international net migration so far this year, the outlook for net in-migration in 2003 is substantially lower than in the budget forecast. The Ministry of Finance is expecting B.C. to gain 22,400 people this year compared to 31,900 forecast in the February budget. In 2004, interprovincial migration is expected to pick up and total net migration is forecast to be 31,900 people.

                            DOMESTIC DEMAND

                            CONSUMER SPENDING AND HOUSING

                            Retail sales began the year with two months of strong growth, but have since leveled off, resulting in a modest increase of 2.3 per cent year-to-date. Sales of new cars and trucks year-to-date are 9.3 per cent below the first six months of last year as pent-up demand tapered off despite dealer incentives. Low financing rates and the strong housing market helped support sales of other durable and semi-durable goods for the first half of this year.

                            CHART 2.11 CONSUMER DURABLE SPENDING PAUSES


                                                    [CHART]


                            Sources: Statistics Canada and Ministry of
                            Finance; seasonally adjusted


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                         FIRST QUARTERLY REPORT 2003/04

                         ECONOMIC REVIEW AND OUTLOOK                          31
--------------------------------------------------------------------------------

                            British Columbia housing starts remain high, reaching 30,000 units in July, despite a pause in the April to June quarter. Low mortgage rates as well as federal and provincial tax cuts, continued to fuel demand in the housing sector. This high level of activity should moderate over the medium-term with future growth in line with population and migration trends. In the first half of 2003, British Columbia housing starts were up
                            17.4 per cent over the first six months of 2002.


                            CHART 2.12 B.C. HOUSING STARTS REMAIN HIGH


                                                       [CHART]


                            Source: Canadian Mortgage and Housing Corporation; seasonally adjusted


                            OUTLOOK

                            Retail sales are expected to grow a moderate 2.9 per cent this year, falling below the 5.1 per cent ten-year average. This below average performance assumes a modest bounce-back in consumer spending in the second half of the year, particularly in the durables category. Growth is expected to strengthen to 4.8 per cent in 2004.

                            Housing starts are expected to total 24,140 units in 2003 and 24,345 in 2004. The continued strength in housing construction and low financing rates will boost related consumer purchases. Real consumer spending on goods and services is forecast to rise
                            1.8 per cent this year, increasing to growth of 3.0 per cent in 2004.

                            BUSINESS AND GOVERNMENT ACTIVITY

                            The North American slowdown was accompanied by reductions in business investment, particularly in the high tech and manufacturing sectors.

                            Corporate profits fell 1.9 per cent in 2002. A gradual recovery in corporate profits from the declines recorded in 2001 and 2002 is expected starting in 2003.


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                         FIRST QUARTERLY REPORT 2003/04

32                       ECONOMIC REVIEW AND OUTLOOK
--------------------------------------------------------------------------------

                            Non-residential building permits fell in the first calendar quarter of 2003, driven mainly by retreats in commercial permits in Vancouver. The second quarter showed some moderate growth, on a quarter-over-quarter basis, as activity picked up. As a result, non-residential permits were down 2.5 per cent in the first six months of the year compared to the same period of 2002.

                            OUTLOOK

                            Corporate pre-tax profits are expected to grow 1.1 per cent in 2003, hindered by the U.S. softwood lumber duties and the volatile and high valued dollar, before growing 5.1 per cent in 2004. Business investment is expected to recover as confidence improves and economic performance returns to more normal levels. Real business investment (residential and non-residential construction, and machinery and equipment) is expected to pick up 4.7 per cent in 2003 following a decline of 2.0 per cent last year.

                            An improved investment performance is predicted for 2004 to 2007, with average growth of around 5.0 per cent per year. This improved outlook is due to increased business investment in machinery and equipment and non-residential structures by the oil and gas, high-tech and other manufacturing sectors such as the electronics, communications and biotech industries. Investment in the service sector is also forecast to grow in line with increased demand and lower prices for investment goods.

                            Real government expenditures for all levels of government (federal, provincial and local) are forecast to decrease by 0.7 per cent in 2003, before falling a further 1.9 per cent in 2004, reflecting in part the provincial government's expenditure reductions in 2003/04 and 2004/05.

                            INFLATION

                            Consumer price inflation averaged 2.6 per cent in the first six months of 2003, reflecting higher prices for non-durable goods. Prices of durable goods rose an average of 0.7 per cent, while the cost of non-durable goods increased an average 4.7 per cent over the first six months of 2003, compared to the same period in 2002. The rise in the price of non-durable goods can be partially attributed to a
                            16.8 per cent increase in fuel prices in the January to June period of 2003.

                            OUTLOOK

                            Inflation is expected to average 2.3 per cent in 2003 and 2.2 per cent in 2004, settling to 2.0 per cent starting in 2005 in line with the Bank of Canada's target range.

MEDIUM-TERM OUTLOOK

                            Over the medium term, both the Canadian and U.S. economies are expected to grow around 3.0 per cent per year. This is in line with recent estimates of potential output growth for these countries. The Japanese economy is expected to grow at about one-third that pace.

--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

                         ECONOMIC REVIEW AND OUTLOOK                          33
--------------------------------------------------------------------------------

                            British Columbia's population is forecast to grow around 1.0 per cent per year as more people move to the province from the rest of Canada and international in-migration continues.

                            British Columbia economic growth is expected to accelerate from 1.5 per cent this year, to a medium-term trend of 3.0 per cent in 2005 and thereafter, reflecting the recovery of the province's major trading partners and increasing stability of export prices.

                            Detailed tables of the five-year outlook are provided at the end of Part Two (see Tables 2.6.1 through 2.6.5).

RISKS TO THE FORECAST

                            As with all forecasts, this economic outlook has risks on both the upside and downside. While a global recovery seems likely, potential challenges in B.C., Canada and the U.S. could hinder B.C.'s economic performance. The most significant risk to the British Columbia economic outlook remains the strength of the U.S. recovery. As a result, the economic outlook for the province includes cautious U.S. and Canadian growth assumptions for the current year and 2004.

                            The British Columbia economy could grow faster than forecast if:

                            o Canada and the U.S. return to the
                              high-productivity fuelled growth recorded in the late 1990s, generating stronger demand for goods and services.

                            o A resolution of the softwood lumber dispute is
                              reached; alongside growing U.S. demand, this would provide an opportunity for growth in British Columbia's forest industry.

                            o British Columbia business confidence and
                              investment strengthen further; this would provide a base for stronger economic growth in the province.

                            o Interprovincial net in-migration to British
                              Columbia turns around quickly; this would generate additional demand for goods and services and boost economic growth.

                            o Visitors to B.C. increase as Vancouver gains
                              further international recognition as a tourism destination through promotion of the 2010 Winter Olympic Games. The successful Vancouver/Whistler bid will boost the outlook in the longer-term as infrastructure spending gets underway.

                            o The Canadian dollar and interest rates do not
                              increase as forecast.

                            Alternatively, the British Columbia economy could grow slower than forecast if:

                            o The sluggish growth in the U.S. reflects a shift
                              to a lower long-term productivity growth path, or potentially a double-dip recession.

                            o The Canadian dollar movements continue to be
                              erratic or the loonie rises further.

                            o Geopolitical uncertainty in the U.S. accelerates
                              due to persistent military involvement in the Middle East.

                            o Tourism does not recover as anticipated.

--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

34                        ECONOMIC REVIEW AND OUTLOOK
--------------------------------------------------------------------------------

TABLE 2.5    CURRENT ECONOMIC STATISTICS
--------------------------------------------------------------------------------

                                                                                                      Year-to-Date
                                                                 Latest Period                           Average
                                                              ----------------------     ------------------------------------
                                                                                            2002          2003        Change
-----------------------------------------------------------------------------------------------------------------------------
BRITISH COLUMBIA
LABOUR MARKET
Employment (s.a.(1), thousands) ..........................       August        2,023        1,961        2,009          2.5%
Unemployment rate (s.a., per cent) .......................       August          8.7          8.7          8.3          -0.4
Total net in-migration (persons) .........................     Jan.-Mar.       4,448        8,148        4,448        -3,700
  Interprovincial (persons) ..............................     Jan.-Mar.      (2,747)      (2,189)      (2,747)         -558
  International (persons) ................................     Jan.-Mar.       7,195       10,337        7,195        -3,142
Wages and salaries (s.a. $millions) ......................       June          5,401        5,192        5,394          3.9%
Average weekly wage rate .................................       August       687.38       664.26       683.58          2.9%

CONSUMER SECTOR
Retail sales (s.a., $ million) ...........................       June          3,399        3,335        3,412          2.3%
Car and truck sales (s.a., units) ........................       June         13,653       16,181       14,682         -9.3%
Housing starts (all areas, s.a., annual rate) ............       July         30,000       19,943       24,214         21.4%
Existing home sales (s.a.) ...............................       July          8,830        7,107        7,508          5.6%
Building permits (s.a., $ millions) ......................       June            483          446          495         10.9%
B.C. consumer price index (annual per cent change) .......       July            1.7          2.1          2.5          0.4

INDUSTRIAL ACTIVITY
Foreign merchandise exports (s.a., $ million) ............       June          2,584        2,391        2,523          5.5%
Manufacturing shipments (s.a., $ million) ................       June          2,667        2,816        2,771         -1.6%
Lumber production (thousand cubic metres) ................       June          2,873        2,996        3,152
Pulp and paper shipments (thousand tonnes) ...............       June            590          605          625          3.3%
Coal production (thousand tonnes) ........................       May           2,124        2,100        1,995         -5.0%
Copper production (million kg) ...........................       May            21.1         20.6         20.0         -3.0%

TOURISM
Entries of U.S. and overseas residents (thousands) .......       June          584.3        651.8        602.3         -7.6%
BC ferry passengers
  to/from Vancouver Island (thousands) ...................       July          1,383          876          867         -1.1%

COMMODITY PRICES
Lumber (U.S.$/thousand board feet) .......................     August            314          255          247         -2.8%
Pulp (U.S. $/tonne) ......................................     August            511          462          514         11.2%
Newsprint (U.S.$/tonne) ..................................     August            507          466          492          5.4%
Copper (U.S.$/lb.) .......................................      July            0.76         0.72         0.75          4.2%

FINANCIAL DATA
Canadian dollar (U.S. cents) .............................     August           71.7         63.7         69.6          5.9
Canadian prime rate (per cent) ...........................     August           4.75         4.06         4.78         0.72
Canadian treasury bills (per cent) .......................     August           2.70         2.50         2.99         0.49
Treasury bill spread - Canada minus U.S. (per cent) ......     August           1.75         0.80         1.93         1.14
-----------------------------------------------------------------------------------------------------------------------------

(1) s.a. - seasonally adjusted

--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

                         ECONOMIC REVIEW AND OUTLOOK                         35
--------------------------------------------------------------------------------

TABLE 2.6.1    GROSS DOMESTIC PRODUCT:  BRITISH COLUMBIA AND CANADA(1)

--------------------------------------------------------------------------------------------------------------------------------
                                                                                              Forecast
                                                                        --------------------------------------------------------
                                                     2001        2002       2003       2004       2005      2006            2007
--------------------------------------------------------------------------------------------------------------------------------
BRITISH COLUMBIA:
GROSS DOMESTIC PRODUCT
  AT MARKET PRICES:
    - REAL (1997 $ MILLION; CHAIN-WEIGHTED) ..    123,912     126,141    128,000    131,350    135,260   139,380         143,580
        (% CHANGE) ...........................       -0.2         1.8        1.5        2.6        3.0       3.0             3.0
    - Current Dollar ($ million) .............    130,859     134,365    139,590    146,240    153,290   160,480         168,250
        (% change) ...........................        1.2         2.7        3.9        4.8        4.8       4.7             4.8
    - GDP Price Deflator (1997 = 100) ........      105.6       106.5      109.1      111.3      113.3     115.1           117.2
        (% change) ...........................        1.3         0.9        2.4        2.1        1.8       1.6             1.8
Real GDP Per Person
(1997 $; chain-weighted) .....................     30,211      30,459     30,694     31,225     31,821    32,421          33,006
    (% change) ...............................       -1.2         0.8        0.8        1.7        1.9       1.9             1.8
Real GDP Per Employed Person
    (% change; chain-weighted) ...............        0.1         0.2       -0.2        0.8        1.0       1.0             1.0
Unit Labour Cost(2) (% change) ...............        2.7         0.7        1.1        1.5        1.6       1.6             1.7
CANADA:
GROSS DOMESTIC PRODUCT
  AT MARKET PRICES:
    - Real (1997 $ billion; chain-weighted) ..      1,040       1,075      1,094      1,123      1,158     1,192           1,228
        (% change) ...........................        1.9         3.3        1.8        2.7        3.0       3.0             3.0
    - Current Dollar ($ billion) .............      1,107       1,155      1,216      1,267      1,326     1,392           1,461
        (% change) ...........................        3.0         4.3        5.3        4.2        4.7       5.0             5.0
    - GDP Price Deflator (1997 = 100) ........      106.4       107.5      111.1      112.8      114.6     116.8           119.0
        (% change) ...........................        1.0         1.0        3.4        1.5        1.6       1.9             1.9
Real GDP Per Person (1997 $) .................     33,442      34,205     34,520     35,107     35,851    36,586          37,362
    (% change) ...............................        0.9         2.3        0.9        1.7        2.1       2.1             2.1
Real GDP Per Employed Person
    (% change) ...............................        0.8         1.0       -0.2        1.2        1.2       1.4             1.7

(1) All constant dollar or "real" figures in Tables 2.6.1-2.6.5 are chain-weighted, reflecting Statistic Canada's new method of measuring provincial and federal GDP. Statistics Canada's new method of measuring constant dollar GDP ("chain-weighted") updates the weights of GDP components annually. Prior to this change, the Laspeyres, or "fixed-weighted", method was used to measure constant dollar GDP, where the weights were held constant for five years.
(2) Unit labour cost is the nominal cost of labour incurred to produce one unit of real output.


--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

 36                       ECONOMIC REVIEW AND OUTLOOK
--------------------------------------------------------------------------------


 TABLE 2.6.2    COMPONENTS OF BRITISH COLUMBIA REAL GDP AT MARKET PRICES

-------------------------------------------------------------------------------------------------------------------
                                                                                              Forecast
                                                                     ----------------------------------------------
                                                  2001     2002      2003    2004      2005      2006         2007
-------------------------------------------------------------------------------------------------------------------
                                                                             1997$ billion; chain-weighted
Personal Expenditure on
  Goods and Services .........................    80.3     82.5      83.9    86.5      88.9      91.1         93.5
    (% change) ...............................     2.9      2.7       1.8     3.0       2.8       2.5          2.6

  - Goods ....................................    34.7     35.8      36.1    37.2      38.2      39.1         39.9
    (% change) ...............................     3.2      3.2       0.8     3.2       2.8       2.3          2.0

  - Services .................................    45.6     46.7      47.9    49.3      50.6      52.0         53.6
    (% change) ...............................     2.6      2.3       2.5     2.9       2.8       2.7          3.0

Government Current Expenditures
  on Goods and Services ......................    24.7     24.9      24.7    24.3      24.4      25.0         25.6
    (% change) ...............................     5.7      0.8      -0.7    -1.9       0.7       2.2          2.3

Investment in Fixed Capital ..................    25.4     25.2      26.1    27.3      29.0      29.9         31.2
    (% change) ...............................     5.4     -0.9       3.9     4.6       6.1       3.0          4.5

FINAL DOMESTIC DEMAND ........................   130.4    132.6     134.8   138.0     142.2     145.9        150.1
    (% CHANGE) ...............................     3.8      1.7       1.7     2.4       3.0       2.6          2.9

Exports Goods & Services .....................    55.0     55.4      56.2    57.9      60.0      62.2         64.3
    (% change) ...............................    -4.3      0.8       1.3     3.1       3.6       3.5          3.5

Imports Goods & Services .....................    60.7     61.9      63.3    65.3      67.4      69.2         71.3
    (% change) ...............................     1.0      1.9       2.3     3.1       3.3       2.7          2.9

Inventory Change .............................    -0.2      0.4       0.8     1.1       0.9       1.1          0.9
Statistical Discrepancy ......................    -0.3     -0.2      -0.2    -0.2      -0.2      -0.2         -0.2
REAL GDP AT MARKET PRICES ....................   123.9    126.1     128.0   131.4     135.3     139.4        143.6
    (% CHANGE) ...............................    -0.2      1.8       1.5     2.6       3.0       3.0          3.0
-------------------------------------------------------------------------------------------------------------------

TABLE 2.6.3    COMPONENTS OF NOMINAL INCOME AND EXPENDITURE

-----------------------------------------------------------------------------------------------------------------------
                                                                                              Forecast
                                                                        -----------------------------------------------
                                                 2001        2002       2003       2004       2005      2006       2007
-----------------------------------------------------------------------------------------------------------------------
Labour Income(1) ($ million) ...............   70,044      71,792     73,620     76,690     80,270    84,050     88,070
    (% change) .............................      2.4         2.5        2.5        4.2        4.7       4.7        4.8

Personal Income ($ million) ................  110,258     111,955    115,050    119,730    124,880   130,180    135,860
    (% change) .............................      2.6         1.5        2.8        4.1        4.3       4.2        4.4

Corporate Profits Before Taxes ($ million) .   10,009       9,821      9,930     10,440     11,290    12,190     13,090
    (% change) .............................     -2.8        -1.9        1.1        5.1        8.1       8.0        7.4

Retail Sales ($ million) ...................   37,979      40,273     41,440     43,440     45,440    47,560     49,880
    (% change) .............................      6.0         6.0        2.9        4.8        4.6       4.7        4.9

Housing Starts .............................   17,234      21,625     24,140     24,340     24,900    25,690     26,370
    (% change) .............................     19.5        25.5       11.6        0.8        2.3       3.2        2.6

Residential Investment(2) ($ million) ......    7,569       8,997     10,137     10,657     11,126    11,784     12,497
    (% change) .............................     11.3        18.9       12.7        5.1        4.4       5.9        6.0

B.C. Consumer Price Index (1992 = 100) .....    115.2       117.9      120.7      123.3      125.7     128.3      131.0
    (% change) .............................      1.7         2.3        2.3        2.2        2.0       2.0        2.1
-----------------------------------------------------------------------------------------------------------------------

(1) Domestic basis; wages, salaries and supplementary labour income.
(2) Includes renovations and improvements.

--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

                         ECONOMIC REVIEW AND OUTLOOK                          37
--------------------------------------------------------------------------------

 TABLE 2.6.4    LABOUR MARKET INDICATORS

-------------------------------------------------------------------------------------------------------------------
                                                                                              Forecast
                                                                       --------------------------------------------
                                                2001         2002      2003     2004       2005      2006      2007
-------------------------------------------------------------------------------------------------------------------
Population (on July 1) (000's) .............   4,102        4,141     4,170    4,207      4,251     4,299     4,350
   (% change) ..............................     1.0          1.0       0.7      0.9        1.0       1.1       1.2
Labour Force Population, 15+ Years .........   3,280        3,325     3,367    3,412      3,464     3,518     3,574
(000's)
    (% change) .............................     1.3          1.4       1.2      1.4        1.5       1.6       1.6
Net In-Migration
    - International(1) .....................  37,966       28,835    26,400   26,900     28,700    30,000    31,500
    - Interprovincial ......................  -6,332       -5,337    -4,000    5,000     10,200    12,000    13,900
    - Total ................................  31,634       23,498    22,400   31,900     38,900    42,000    45,400
Participation Rate(2) (%) ..................    64.1         64.9      65.1     65.1       65.2      65.2      65.3
Labour Force (000's) .......................   2,104        2,158     2,192    2,221      2,257     2,295     2,335
    (% change) .............................     0.2          2.6       1.6      1.4        1.6       1.7       1.7
Employment (000's) .........................   1,942        1,973     2,006    2,043      2,084     2,126     2,168
    (% change) .............................    -0.3          1.6       1.7      1.8        2.0       2.0       2.0
    - Goods Sector Employment (000's) ......     380          387       414      421        434       448       462
    (% change) .............................    -5.7          1.7       7.2      1.6        3.1       3.1       3.3
    - Service Sector Employment (000's) ....   1,562        1,587     1,592    1,622      1,650     1,679     1,706
    (% change) .............................     1.0          1.6       0.3      1.9        1.7       1.7       1.6
Unemployment Rate (%) ......................     7.7          8.5       8.5      8.0        7.7       7.4       7.1

(1) International migration includes net non-permanent residents and returning emigrants less net temporary residents abroad.
(2) Percentage of the population 15 years of age and over in the labour force.








--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

 38                        ECONOMIC REVIEW AND OUTLOOK
--------------------------------------------------------------------------------

 TABLE 2.6.5    MAJOR ECONOMIC ASSUMPTIONS

------------------------------------------------------------------------------------------------------------
                                                                                              Forecast
                                                                        ------------------------------------
                                                2001     2002     2003     2004     2005     2006      2007
------------------------------------------------------------------------------------------------------------
REAL GDP (BILLIONS)
    Canada (1997 $; chain-weighted) .......    1,040    1,075    1,094    1,123    1,158    1,192     1,228
    (% change) ............................      1.9      3.3      1.8      2.7      3.0      3.0       3.0

    U.S.A. (1996 U.S.$; chain-weighted) ...    9,215    9,440    9,638    9,924   10,236   10,539    10,855
    (% change) ............................      0.3      2.4      2.1      3.0      3.1      3.0       3.0

    Japan (1990 Yen) ......................  536,621  537,550  541,450  545,518  550,850  556,243   561,824
    (% change) ............................      0.4      0.2      0.7      0.8      1.0      1.0       1.0

    Europe(1)
    (% change) ............................      3.3      0.8      0.5      1.5      2.5      2.5       2.5

HOUSING STARTS(2) (000'S)
    Canada ................................      163      205      214      170      165      165       165
    (% change) ............................      7.3     26.0      4.1    -20.5     -2.9      0.0       0.0

    U.S.A .................................    1,601    1,711    1,700    1,640    1,600    1,600     1,600
    (% change) ............................      1.8      6.9     -0.6     -3.5     -2.4      0.0       0.0

    Japan .................................    1,174    1,151    1,140    1,150    1,150    1,150     1,150
    (% change) ............................     -4.6     -1.9     -1.0      0.9      0.0      0.0       0.0

CONSUMER PRICE INDEX
    Canada (1992=100) .....................    116.4    119.0    122.3    124.8    127.2    129.8     132.4
    (% change) ............................      2.6      2.2      2.8      2.0      2.0      2.0       2.0

    U.S.A. (1982-1984=100) ................    177.1    179.9    183.8    187.0    190.7    195.5     200.4
    (% change) ............................      2.8      1.6      2.2      1.7      2.0      2.5       2.5

CANADIAN INTEREST RATES (%)
    3-Month Treasury Bills ................      3.8      2.6      2.9      3.1      4.6      5.0       5.0
    Long-Term Government Bonds (10 year) ..      5.5      5.3      4.8      5.1      5.7      6.3       6.3

UNITED STATES INTEREST RATES (%)
    3-Month Treasury Bills ................      3.4      1.6      1.0      1.4      3.3      4.9       5.0
    Long-Term Government Bonds (10 year) ..      5.0      4.6      4.0      4.7      5.4      6.0       6.0

EXCHANGE RATE (U.S. CENTS / CANADIAN $) ...     64.6     63.7     71.1     74.9     75.0     75.0      75.0

BRITISH COLUMBIA GOODS AND SERVICES
  EXPORT PRICE DEFLATOR (% CHANGE) ........      2.9     -5.0      1.6     -0.6      1.0      1.2       1.6

(1) Euro zone (12) is Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Portugal and Spain.
(2) British Columbia housing starts appear in Table 2.6.3
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

--------------------------------------------------------------------------------
APPENDIX: FINANCIAL RESULTS
                         FOR THE THREE MONTHS ENDED JUNE 30, 2003
                         UPDATED FINANCIAL PLAN
                         FOR THE THREE YEARS 2003/04 - 2005/06

First Quarterly Report 2003/04                                    September 2003
--------------------------------------------------------------------------------


                THREE MONTHS ENDED JUNE 30, 2003 AND 2003/04 FULL-YEAR FORECAST
TABLE A.1       2003/04 Year-to-Date Actuals and Full-Year Forecast
TABLE A.2       2003/04 Revenue by Source
TABLE A.3       2003/04 Expense by Ministry, Program and Agency
TABLE A.4       2003/04 Capital Spending
TABLE A.5       2003/04 Provincial Debt

                UPDATED FINANCIAL PLAN: 2003/04 - 2005/06
TABLE A.6       Revenue by Source
TABLE A.7       Revenue Assumptions - Changes from BUDGET 2003
TABLE A.8       Expense by Ministry, Program and Agency
TABLE A.9       Expense Assumptions - Changes from BUDGET 2003
TABLE A.10      Expense by Function
TABLE A.11      Full-Time Equivalents
TABLE A.12      Capital Spending
TABLE A.13      Capital Expenditure Projects Greater Than $50 Million
TABLE A.14      Debt Summary
TABLE A.15      Statement of Financial Position





--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

 40                                 APPENDIX
--------------------------------------------------------------------------------

 TABLE A.1   2003/04 YEAR-TO-DATE ACTUALS AND FULL-YEAR FORECAST

----------------------------------------------------------------------------------------------------------------------------------
                                                    Year-to-Date to June 30                      Full Year
                                           ---------------------------------------    --------------------------------------------
                                                      2003/04               Actual                2003/04                   Actual
                                           ---------------------------                ---------------------------------
($ millions)                               Budget     Actual   Variance    2002/03     Budget     Forecast     Variance     2002/03
----------------------------------------------------------------------------------------------------------------------------------
TAXPAYER-SUPPORTED PROGRAMS AND AGENCIES:
    Revenue ............................   5,960       6,070       110      5,691      24,938       24,864         (74)     23,419
    Expense ............................  (7,075)     (6,892)      183     (6,901)    (28,119)     (28,335)       (216)    (28,354)
                                          -------     -------     -----    -------     -------      -------    --------    -------
        TAXPAYER-SUPPORTED BALANCE .....   1,115)       (822)      293     (1,210)     (3,181)      (3,471)       (290)     (4,935)
    Commercial Crown corporation .......     254         423       169        410       1,381        1,621         240       1,766
    net income
                                          -------     -------     -----    -------     -------      -------    --------    -------
    DEFICIT BEFORE FORECAST ALLOWANCE ..    (861)       (399)      462       (800)     (1,800)      (1,850)        (50)     (3,169)
    Forecast allowance .................      --          --        --         --        (500)        (450)         50          --
                                          -------     -------     -----    -------     -------      -------    --------    -------
DEFICIT ................................    (861)       (399)      462       (800)     (2,300)      (2,300)         --      (3,169)
                                          -------     -------     -----    -------     -------      -------    --------    -------
                                          -------     -------     -----    -------     -------      -------    --------    -------
----------------------------------------------------------------------------------------------------------------------------------








--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

                                   APPENDIX                                   41
--------------------------------------------------------------------------------

 TABLE A.2   2003/04 REVENUE BY SOURCE

-----------------------------------------------------------------------------------------------------------------------------------
                                                       Year-to-Date to June 30                             Full Year
                                                ---------------------------------------     ---------------------------------------
                                                           2003/04              Actual             2003/04                  Actual
                                                -----------------------------               ----------------------------
($ millions)                                    Budget     Actual    Variance   2002/03     Budget  Forecast    Variance    2002/03
-----------------------------------------------------------------------------------------------------------------------------------
TAXATION
    Personal income ........................     1,160      1,149        (11)     1,195      4,722      4,651        (71)     4,150
    Corporation income .....................       221        221         --        217        755        744        (11)       612
    Social service .........................     1,023        972        (51)       977      3,995      3,895       (100)     3,795
    Fuel ...................................       221        213         (8)       187        866        862         (4)       684
    Tobacco ................................       161        157         (4)       166        635        635         --        606
    Property ...............................       382        382         --        373      1,550      1,565         15      1,520
    Property transfer ......................       103        122         19        111        368        428         60        407
    Corporation capital ....................        25         24         (1)        54        101        101         --        198
    Other ..................................        89         89         --         98        349        353          4        359
                                               -------     -------      -----    -------    -------    -------     ------    -------
                                                 3,385      3,329        (56)     3,378     13,341     13,234       (107)    12,331
                                               -------     -------      -----    -------    -------    -------     ------    -------
NATURAL RESOURCES
    Natural gas royalties ..................       255        369        114        209      1,289      1,443        154      1,056
    Petroleum royalties, permits, ..........       109        117          8         83        477        539         62        532
    fees & minerals
    Columbia River Treaty ..................        45         50          5         17        240        270         30        100
    Forests ................................       123        166         43        127      1,102      1,052        (50)     1,323
    Water resources, WILDLIFE ACT and ......        74         73         (1)        65        288        287         (1)       270
    other
                                               -------     -------      -----    -------    -------    -------     ------    -------
                                                   606        775        169        501      3,396      3,591        195      3,281
                                               -------     -------      -----    -------    -------    -------     ------    -------
OTHER REVENUE
    Medical Services Plan premiums .........       357        354         (3)       324      1,410      1,393        (17)     1,355
    Motor vehicle licences and permits .....        88         92          4         88        352        353          1        351
    BC Ferries tolls .......................        --         --         --         79         --         --         --        315
    Other fees and licences ................       122        176         54        163        500        534         34        595
    Investment earnings ....................       167        136        (31)       151        728        642        (86)       640
    Sales of goods and services by
    taxpayer-supported Crown ...............        67         30        (37)        68        266        268          2        275
    corporations
    Miscellaneous ..........................       127        157         30         84        634        576        (58)       629
                                               -------     -------      -----    -------    -------    -------     ------    -------
                                                   928        945         17        957      3,890      3,766       (124)     4,160
                                               -------     -------      -----    -------    -------    -------     ------    -------

CONTRIBUTIONS FROM THE FEDERAL
GOVERNMENT (1)
    Canada health and social transfer ......       755        744        (11)       655      3,082      3,055        (27)     2,606
    Equalization ...........................       169        169         --         82        675        669         (6)       543
    Other ..................................       117        108         (9)       118        554        549         (5)       498
                                               -------     -------      -----    -------    -------    -------     ------    -------
                                                 1,041      1,021        (20)       855      4,311      4,273        (38)     3,647
                                               -------     -------      -----    -------    -------    -------     ------    -------
TAXPAYER-SUPPORTED PROGRAMS AND AGENCIES....     5,960      6,070        110      5,691     24,938     24,864        (74)    23,419
                                               -------     -------      -----    -------    -------    -------     ------    -------
COMMERCIAL CROWN CORPORATION
NET INCOME
    BC Hydro ...............................       (83)        (4)        79         40        (48)       136        184        418
        Rate stabilization account .........        --         --         --         --        (22)       (21)         1        (66)
        transfer
                                               -------     -------      -----    -------    -------    -------     ------    -------
        BC Hydro net operating results .....       (83)        (4)        79         40        (70)       115        185        352
    Liquor Distribution Branch .............       159        174         15        151        655        655         --        654
    BC Lotteries ...........................       161        171         10        178        725        725         --        671
    BC Rail ................................        46         47          1        (51)        61         62          1        (84)
    ICBC ...................................        22         77         55          9         45        122         77         45
    Other ..................................         1          1         --          1          5          7          2         14
        Accounting adjustments .............       (52)       (43)         9         82        (40)       (65)       (25)       114
                                               -------     -------      -----    -------    -------    -------     ------    -------
                                                   254        423        169        410      1,381      1,621        240      1,766
                                               -------     -------      -----    -------    -------    -------     ------    -------
TOTAL REVENUE ..............................     6,214      6,493        279      6,101     26,319     26,485        166     25,185
                                               -------     -------      -----    -------    -------    -------     ------    -------
                                               -------     -------      -----    -------    -------    -------     ------    -------
-----------------------------------------------------------------------------------------------------------------------------------

  (1) Includes additional federal contributions received under the First Ministers' Accord on Health Care Renewal.


--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

 42                                  APPENDIX
--------------------------------------------------------------------------------

 TABLE A.3   2003/04 EXPENSE BY MINISTRY, PROGRAM AND AGENCY

-----------------------------------------------------------------------------------------------------------------------------------
                                                       Year-to-Date to June 30                             Full Year
                                                ---------------------------------------     ---------------------------------------
                                                           2003/04              Actual             2003/04                  Actual
                                                -----------------------------               ----------------------------
($ millions)                                    Budget     Actual    Variance   2002/03     Budget  Forecast    Variance    2002/03
-----------------------------------------------------------------------------------------------------------------------------------

Advanced Education .............................    457        437        (20)       445      1,899      1,899       --      1,897
Education ......................................  1,405      1,400         (5)     1,428      4,860      4,860       --      4,858
Health Planning ................................      5          4         (1)         5         24         24       --         22
Health Services ................................  2,704      2,671        (33)      2,56     10,504(1)  10,504       --     10,154
                                                -------     -------      -----    -------    -------    -------    ------   -------
                                    Subtotal ...  4,571      4,512        (59)     4,446     17,287     17,287       --     16,931
                                                -------     -------      -----    -------    -------    -------    ------   -------
Office of the Premier ..........................     13          8         (5)         8         52         52       --         40
Agriculture, Food and Fisheries ................     17         15         (2)        23         49         49       --         72
Attorney General ...............................    125        120         (5)       122        506        506       --        532
Children and Family Development ................    356        356         --        370      1,451      1,451       --      1,567

Community, Aboriginal and Women's Services .....    159        158         (1)       155        665        665       --        638
Competition, Science and Enterprise ............     78         76         (2)         8        115        115       --         55
Energy and Mines ...............................     15         16          1         13         57         57       --         47
Finance ........................................     16         16         --         12         55         55       --         63
Forests ........................................     81         94         13         95        565        980      415        618
Human Resources ................................    359        348        (11)       377      1,417      1,417       --      1,515
Management Services ............................     19         30         11         12         47         47       --         63
Provincial Revenue .............................     11         10         (1)         9         50         50       --         55
Public Safety and Solicitor General ............    128        129          1        116        507        579       72        528
Skills Development and Labour ..................      5          5         --          6         26         26       --         24
Sustainable Resource Management ................     21         22          1         24         92         92       --        124
Transportation .................................    205        206          1        173        834        834       --        744
Water, Land and Air Protection .................     26         28          2         28        130        130       --        149
                                                -------     -------      -----    -------    -------    -------    ------   -------
                                    Subtotal ...  1,634      1,637          3      1,551      6,618      7,105      487      6,834
                                                -------     -------      -----    -------    -------    -------    ------   -------
    TOTAL MINISTRIES AND PREMIER'S OFFICE ......  6,205      6,149        (56)     5,997     23,905     24,392      487     23,765
Legislation ....................................     11         10         (1)        10         43         43       --         39
Officers of the Legislature ....................      6          6         --          6         23         23       --         25
BC Family Bonus ................................     22         21         (1)        24         85         79       (6)        88
Management of public funds and debt ............    209        193        (16)       161        926        801     (125)       711
Government restructuring (ministries) ..........     12          6         (6)        28        190        190       --        212
Contingencies and new programs .................     --         --         --         --        170        170       --         --
Other appropriations ............................    11          6         (5)        20         11         11       --         67
                                                -------     -------      -----    -------    -------    -------    ------   -------
                                     Subtotal ..  6,476      6,391        (85)     6,246     25,353     25,709      356     24,907
                                                -------     -------      -----    -------    -------    -------    ------   -------
Forestry restructuring .........................     --         --         --         --         --         --       --        275
                                                -------     -------      -----    -------    -------    -------    ------   -------
    CRF EXPENSE ................................  6,476      6,391        (85)     6,246     25,353     25,709      356     25,182
    LESS: Grants/internal transfers ............   (250)      (322)       (72)      (205)    (1,087)      (868)     219     (1,107)
    ADD: Recoveries ............................    378        375         (3)       316      1,615      1,462     (153)     1,737
                                                -------     -------      -----    -------    -------    -------    ------   -------
                                                  6,604      6,444       (160)     6,357     25,881     26,303      422     25,812
Taxpayer-supported Crown corporations and ......    470        447        (23)       544      1,955      2,029       74      2,542
agencies (net of adjustments) ..................

Children and family development ................      1          1         --         --        283          3     (280)(2)    --
governance authorities .........................
                                                -------     -------      -----    -------    -------    -------    ------   -------
TOTAL TAXPAYER-SUPPORTED EXPENSE ...............  7,075      6,892       (183)     6,901     28,119     28,335      216     28,354
                                                -------     -------      -----    -------    -------    -------    ------   -------
                                                -------     -------      -----    -------    -------    -------    ------   -------
-----------------------------------------------------------------------------------------------------------------------------------

  (1) Includes additional federal contributions received under the First Ministers' Accord on Health Care Renewal.
  (2) Reflects a review of the timing for the transfer of operations by the Ministry of Children and Family Development to authorities. The updated fiscal plan assumes that the transfer to the authorities will occur beginning in the spring/summer of 2004.


--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

                                   APPENDIX                                   43
--------------------------------------------------------------------------------

 TABLE A.4   2003/04 CAPITAL SPENDING
--------------------------------------------------------------------------------

                                                     Year-to-Date to June 30                       Full Year
                                             -------------------------------------   --------------------------------------
                                                       2003/04              Actual             2003/04               Actual
                                             ---------------------------              ---------------------------
($ millions)                                 Budget     Actual  Variance   2002/03    Budget  Forecast   Variance   2002/03
---------------------------------------------------------------------------------------------------------------------------
TAXPAYER-SUPPORTED
    Education ................................   64        51       (13)        61       407       403        (4)       367
    Health(1) ................................   34        19       (15)        27       203       159       (44)       117
    BC Transportation Financing Authority ....   60        58        (2)        40       298       290        (8)       255
    BC Ferries ...............................   --        --        --         14        --        --        --         58
    Rapid Transit Project 2000(1) ...........   15         7        (8)        22        42        23       (19)        59

    Vancouver Convention and Exhibition ......   38        32        (6)        --        67        65        (2)        --
    Centre expansion
    Government operating (ministries) ........   30        12       (18)        21       325       289       (36)       183
    Other(2) ................................   17        12        (5)        18       108        67       (41)        92
                                              -------   -------    -----     -------  -------   -------    ------   -------
    TOTAL TAXPAYER-SUPPORTED .................  258       191       (67)       203     1,450     1,296      (154)     1,131
                                              -------   -------    -----     -------  -------   -------    ------   -------
SELF-SUPPORTED
    BC Hydro .................................  211       132       (79)       160       820       820        --        741
    BC Rail ..................................   10        10        --         17        39        36        (3)        52
    Columbia River power projects(3) ........   20        24         4         12        76       112        36         54
    ICBC(4) .................................   16         5       (11)        19        71        62        (9)        41
    BC Lotteries .............................   13        17         4          9        52        52        --         28
    Liquor Distribution Branch ...............   --         1         1          2         5         5        --          9
                                              -------   -------    -----     -------  -------   -------    ------   -------
    TOTAL SELF-SUPPORTED .....................  270       189       (81)       219     1,063     1,087        24        925
                                              -------   -------    -----     -------  -------   -------    ------   -------
    TOTAL CAPITAL EXPENDITURES ...............  528       380      (148)       422     2,513     2,383      (130)     2,056
                                              -------   -------    -----     -------  -------   -------    ------   -------
                                              -------   -------    -----     -------  -------   -------    ------   -------
---------------------------------------------------------------------------------------------------------------------------

  (1) Net of spending by hospital districts for cost-shared projects and capital spending on behalf of, and recovered from, the Greater Vancouver Transportation Authority (TRANSLINK).
  (2) Includes BC Housing Management Commission, Provincial Rental Housing Corporation, BC Buildings Corporation, Ministry of Attorney General, Ministry of Public Safety and Solicitor General, Ministry of Children and Family Development and BC Transit.
  (3) Columbia Power Corporation and Columbia Basin Trust.
  (4) Includes ICBC Properties Ltd.








--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

 44                                   APPENDIX
--------------------------------------------------------------------------------

 TABLE A.5   2003/04 PROVINCIAL DEBT(1)

-----------------------------------------------------------------------------------------------------------------------------------
                                                            Balance as at June 30, 2003             Balance as at March 31, 2004
                                                     ------------------------------------   ---------------------------------------
                                          Balance             Debt Outstanding                             Debt Outstanding
                                          March 31,    Net    ----------------                 Net         ----------------
($ millions)                                2003     Change(2) Actual   Budget   Variance   Change(2)  Forecast    Budget   Variance
-----------------------------------------------------------------------------------------------------------------------------------
TAXPAYER-SUPPORTED DEBT
    Provincial government operating ....    15,453      518   15,971    16,103     (132)     1,049     16,502     17,782     (1,280)
    Education facilities
      Schools ............................   4,294       11    4,305     4,335      (30)       155      4,449      4,468        (19)
      Post-secondary institutions ........   1,499       22    1,521     1,529       (8)       196      1,695      1,702         (7)
                                           -------    ------  ------    ------     ------    ------    ------    -------     -------
                                             5,793       33    5,826     5,864      (38)       351      6,144      6,170        (26)
                                           -------    ------  ------    ------     ------    ------    ------    -------     -------
    Health facilities ..................     2,004       12    2,016     2,051      (35)       138      2,142      2,205        (63)
                                           -------    ------  ------    ------     ------    ------    ------    -------     -------
    Highways, ferries and public transit
      BC Transportation Financing ........   2,661      (19)   2,642     2,674      (32)       163      2,824      2,812         12
      Authority
      BC Transit .........................      87       (2)      85        78        7          6         93         82         11
      Public transit .....................     930       (4)     926       929       (3)        (5)       925        923          2
      SKYTRAIN extension .................   1,105        7    1,112     1,142      (30)        25      1,130      1,170        (40)
      Rapid Transit Project 2000 .........       3       (2)       1        --        1         (3)        --         --         --
                                           -------    ------  ------    ------     ------    ------    ------    -------     -------
                                             4,786      (20)   4,766     4,823      (57)       186      4,972      4,987        (15)
                                           -------    ------  ------    ------     ------    ------    ------    -------     -------
    Other
      BC Buildings .......................     456      (47)     409       412       (3)      (105)       351        372        (21)
      Social housing(3) .................     161      (11)     150       172      (22)        21        182        178          4
      Homeowner Protection Office ........     123        7      130       131       (1)         8        131        134         (3)
      Universities and colleges - fiscal .     105      (10)      95       110      (15)       (12)        93        108        (15)
      agency loans
      Other(4) ..........................     179      (20)     159       139       20        (65)       114        110          4
                                           -------    ------  ------    ------     ------    ------    ------    -------     -------
                                             1,024      (81)     943       964      (21)      (153)       871        902        (31)
                                           -------    ------  ------    ------     ------    ------    ------    -------     -------
TOTAL TAXPAYER-SUPPORTED DEBT ..........    29,060      462   29,522    29,805     (283)     1,571     30,631     32,046     (1,415)
                                           -------    ------  ------    ------     ------    ------    ------    -------     -------
SELF-SUPPORTED DEBT
    Commercial Crown corporations
    and agencies
    BC Hydro ...........................     6,829      163    6,992     7,287     (295)       370      7,199      7,689       (490)
    BC Rail ............................       494       (6)     488       483        5        (17)       477        478         (1)
    Columbia River power projects ......       118       (1)     117       117       --         95        213        243        (30)
    Columbia Power Corporation .........        47      (29)      18        23       (5)       (47)        --         --         --
    Liquor Distribution Branch .........         9       --        9        11       (2)         1         10         10         --
                                           -------    ------  ------    ------     ------    ------    ------    -------     -------
                                             7,497      127    7,624     7,921     (297)       402      7,899      8,420       (521)
    Warehouse borrowing program ........        --      224      224       338     (114)        --         --         --         --
                                           -------    ------  ------    ------     ------    ------    ------    -------     -------
TOTAL SELF-SUPPORTED DEBT ..............     7,497      351    7,848     8,259     (411)       402      7,899      8,420       (521)
                                           -------    ------  ------    ------     ------    ------    ------    -------     -------
FORECAST ALLOWANCE .....................        --       --       --        --       --        450        450        500        (50)
                                           -------    ------  ------    ------     ------    ------    ------    -------     -------
TOTAL PROVINCIAL DEBT ..................    36,557      813   37,370    38,064     (694)     2,423     38,980     40,966     (1,986)
                                           -------    ------  ------    ------     ------    ------    ------    -------     -------
                                           -------    ------  ------    ------     ------    ------    ------    -------     -------
------------------------------------------------------------------------------------------------------------------------------------

  (1) Debt includes provincial government direct debt, fiscal agency loans, other debt that has been guaranteed by the provincial government, and certain other debt that is not provincially guaranteed
  (2) Gross new long-term borrowing plus net change in short-term debt outstanding, less sinking fund contributions, sinking fund earnings and net maturities of long-term debt (after deduction of sinking fund balances for maturing issues)
  (3) Includes the BC Housing Management Commission and the Provincial Rental Housing Corporation.
  (4) Includes student assistance loan guarantees.





--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

                                   APPENDIX                                  45
--------------------------------------------------------------------------------

TABLE A.6 REVENUE BY SOURCE:  2003/04 - 2005/06

----------------------------------------------------------------------------------------------------------
                                                                                       Updated Plan
                                                                 Forecast       --------------------------
($ millions)                                                      2003/04       2004/05            2005/06
----------------------------------------------------------------------------------------------------------
TAXATION:
    Personal income..............................................   4,651         4,954              5,257
    Corporation income...........................................     744           848                848
    Social service...............................................   3,895         4,070              4,269
    Fuel.........................................................     862           882                901
    Tobacco......................................................     635           635                635
    Property.....................................................   1,565         1,625              1,685
    Property transfer............................................     428           398                373
    Corporation capital..........................................     101            99                 97
    Other(1).....................................................     353           376                390
                                                                   ---------------------------------------
                                                                   13,234        13,887             14,455
                                                                   ---------------------------------------
NATURAL RESOURCES:
    Natural gas royalties........................................   1,443         1,318              1,086
    Petroleum royalties, permits, fees and minerals..............     539           513                505
    Columbia River Treaty........................................     270           240                220
    Forests......................................................   1,052         1,130              1,176
    Water and other resources....................................     287           295                292
                                                                   ---------------------------------------
                                                                    3,591         3,496              3,279
                                                                   ---------------------------------------
OTHER REVENUE
    Medical Services Plan premiums...............................   1,393         1,418              1,435
    Motor vehicle licences and permits...........................     353           360                366
    Other fees and licences......................................     534           502                489
    Investment earnings..........................................     642           672                692
    Sales of goods and services
       by taxpayer-supported Crown corporations..................     268           249                260
    Miscellaneous(2).............................................     576           558                561
                                                                   ---------------------------------------
                                                                    3,766         3,759              3,803
                                                                   ---------------------------------------
CONTRIBUTIONS FROM THE FEDERAL GOVERNMENT(3)
    Canada health and social transfer............................   3,055         3,309              3,616
    Equalization.................................................     669           653                648
    Other cost-shared agreements(4)..............................     549           528                506
                                                                   ---------------------------------------
                                                                    4,273         4,490              4,770
                                                                   ---------------------------------------
TAXPAYER-SUPPORTED PROGRAMS AND AGENCIES.........................  24,864        25,632             26,307
                                                                   ---------------------------------------
COMMERCIAL CROWN CORPORATION NET INCOME
    BC Hydro.....................................................     136           225                120
        LESS : Rate stabilization account transfer...............     (21)            -                  -
                                                                   ---------------------------------------
                                                                      115           225                120
    Liquor Distribution Branch...................................     655           655                655
    BC Lotteries.................................................     725           825                900
    BC Rail......................................................      62            39                 43
    ICBC.........................................................     122            75                 63
    Other........................................................       7             6                  7
         LESS : Accounting adjustments...........................     (65)           (8)                (8)
                                                                   ---------------------------------------
                                                                    1,621         1,817              1,780
                                                                   ---------------------------------------
TOTAL REVENUE....................................................  26,485        27,449             28,087
                                                                   =======================================

----------------------------------------------------------------------------------------------------------

 (1) Composed of revenue from insurance premium tax and hotel room tax.
 (2) Includes asset dispositions, reimbursements for health care and other services provided to external agencies, and other recoveries.
 (3) Includes additional federal contributions received under the First Ministers' Accord on Health Care Renewal.
 (4) Includes contributions for health, education, housing and social service programs, and transportation projects.

--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

46                                    APPENDIX
--------------------------------------------------------------------------------

TABLE A.7  REVENUE ASSUMPTIONS:  2003/04 - 2005/06
           CHANGES FROM BUDGET 2003

------------------------------------------------------------------------------------------------------------------------------
                                                                                  FORECAST               PLAN           PLAN
REVENUE SOURCE AND ASSUMPTIONS                                                     2003/04              2004/05        2005/06
                                                                                  --------------------------------------------
                                                                                                     ($ MILLIONS)
------------------------------------------------------------------------------------------------------------------------------
PERSONAL INCOME TAX..............................................................   $4,651               $4,954         $5,257
------------------------------------------------------------------------------------------------------------------------------
    BC personal income growth....................................................     2.8%                 4.1%           4.3%
    BC tax base growth...........................................................     3.3%                 4.8%           4.8%
    Average tax yield............................................................    5.47%                5.54%          5.62%
------------------------------------------------------------------------------------------------------------------------------
CORPORATION INCOME TAX                                                                $744                 $848           $848
------------------------------------------------------------------------------------------------------------------------------
    National tax base ($ billions)...............................................   $117.7               $127.3         $132.7
    BC instalment share..........................................................    8.49%                8.22%          7.71%
    Prior-year adjustments.......................................................    -$114                 -$85           -$88
    BC tax base ($ billions).....................................................     $9.1                 $9.5          $10.3
    BC tax base growth...........................................................     1.0%                 5.0%           8.0%
    BC corporate profits growth..................................................     1.1%                 5.1%           8.1%

Revenue is recorded on a cash basis. Due to lags in the federal collection and instalment systems, changes to the BC corporate profits and tax base affect revenue in the succeeding year. For example, 2003/04 instalments from the federal government are based on B.C.'s share of the national tax base for the 2001 tax-year (assessed as of December 31, 2002) and a forecast of the 2003 national tax base.

------------------------------------------------------------------------------------------------------------------------------
SOCIAL SERVICE TAX...............................................................   $3,895               $4,070         $4,269
------------------------------------------------------------------------------------------------------------------------------
    Consumer expenditure growth..................................................     4.0%                 5.3%           4.8%
    Business investment growth...................................................     3.3%                 6.5%           8.0%
    Other expenditure growth.....................................................     3.4%                 2.0%           4.2%
------------------------------------------------------------------------------------------------------------------------------
FUEL TAX.........................................................................     $862                 $882           $901
------------------------------------------------------------------------------------------------------------------------------
    Real GDP growth..............................................................     1.5%                 2.6%           3.0%
------------------------------------------------------------------------------------------------------------------------------
PETROLEUM, NATURAL GAS, MINERALS AND COLUMBIA RIVER
TREATY EXPORT ELECTRICITY SALES..................................................   $2,252               $2,071         $1,811
------------------------------------------------------------------------------------------------------------------------------
    Natural gas price ($Cdn/gigajoule at plant inlet)............................    $5.50                $5.00          $4.00
    Natural gas volumes (annual per cent change).................................    -0.8%                 3.7%           5.2%
    Oil price ($US/barrel at Cushing, Oklahoma)..................................   $29.00               $24.65         $23.40
    Auctioned land base (000 hectares)...........................................      795                  783            752
    Average bid price/hectare ($)................................................     $400                 $415           $425
    COLUMBIA RIVER TREATY ELECTRICITY SALES
        Annual quantity set by treaty (million mega-watt hours)..................      4.5                  4.5            4.5
        Mid-Columbia electricity price ($US/mega-watt hour)......................      $45                  $42            $40
------------------------------------------------------------------------------------------------------------------------------
FORESTS..........................................................................   $1,052               $1,130         $1,176
------------------------------------------------------------------------------------------------------------------------------
    PRICES (CALENDAR YEAR AVERAGE)
        SPF 2x4 price ($US/thousand board feet)..................................     $253                 $294           $300
        Hemlock price ($US/thousand board feet)..................................     $515                 $500           $550
        Pulp ($US/tonne).........................................................     $506                 $500           $550
        Exchange rate ($US/$Cdn).................................................   $0.711               $0.749         $0.750

    CROWN HARVEST VOLUMES (MILLION CUBIC METRES)
        Interior harvest volumes.................................................     48.0                 48.5           49.0
        Coastal harvest volumes..................................................     15.0                 15.0           15.0
------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

                                   APPENDIX                                  47
--------------------------------------------------------------------------------

TABLE A.7  REVENUE ASSUMPTIONS:  2003/04 - 2005/06
           CHANGES FROM BUDGET 2003

------------------------------------------------------------------------------------------------------------------------------
                                                                                  FORECAST               PLAN           PLAN
REVENUE SOURCE AND ASSUMPTIONS                                                     2003/04              2004/05        2005/06
                                                                                  --------------------------------------------
                                                                                                     ($ MILLIONS)
------------------------------------------------------------------------------------------------------------------------------
CANADA HEALTH AND SOCIAL TRANSFER (CHST).........................................   $3,055             $3,309           $3,616

EQUALIZATION.....................................................................     $669               $653             $648
------------------------------------------------------------------------------------------------------------------------------
    NATIONAL CHST CASH ($ BILLIONS) EXCLUDING TRUST FUNDS
        Base before 2003 Health Accord...........................................    $19.3              $20.4            $21.0
        Health Reform Fund.......................................................     $1.0               $1.5             $3.5
        Early Learning and Child Care Services...................................   $0.025             $0.075           $0.150

    BC basic federal tax (BFT) ($ billions)......................................    $11.0              $11.6            $12.2
    National BFT ($ billions) (includes estimate of prior years).................    $95.5             $101.1           $107.9

    BC share of national population..............................................    13.1%              13.1%            13.1%

    BC nominal GDP/capita ($ 000)................................................   $33.48             $34.77           $36.07
    Canada nominal GDP/capita ($ 000)............................................   $38.36             $39.59           $41.06

    COMPONENTS OF BC CHST REVENUE ($ MILLIONS)
        Current year base before 2003 Health Accord..............................   $2,738             $2,901           $3,000
        Prior year adjustments...................................................      -$5                 $0               $0

        Health Reform Fund (base)................................................     $130               $195             $455
        Diagnostic/Medical Equipment Trust ($200 million total)..................      $60                $70              $70
        2003 CHST Supplement Trust ($333 million total)..........................     $129               $133              $71
                                                                                      $319               $398             $596

        Early Learning and Child Care Services...................................       $3                $10              $20

    COMPONENTS OF EQUALIZATION REVENUE ($ MILLIONS)
        Current-year base........................................................     $717               $661             $653
        Prior year adjustments...................................................     -$48                 $0               $0
------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL CROWN CORPORATION NET INCOME..........................................   $1,621             $1,817           $1,780
------------------------------------------------------------------------------------------------------------------------------
BC HYDRO (BEFORE RSA TRANSFER)...................................................     $115               $225             $120
    reservoir water inflows (August 1, 2003 forecast)............................      94%               100%             100%
    mean gas price ($US/MMbtu at Sumas)..........................................     4.82               4.41             4.16
------------------------------------------------------------------------------------------------------------------------------
ICBC.............................................................................     $122                $75              $63
    investment income............................................................     $302               $315             $316
    adjustment to prior-year claims..............................................      -$6                  -                -
    premium revenue trend........................................................    +8.2%              +4.6%            +5.1%
    claims-incurred trend........................................................    +6.3%              +2.3%            +6.0%
------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04


 48                                 APPENDIX
--------------------------------------------------------------------------------

TABLE A.8     EXPENSE BY MINISTRY, PROGRAM AND AGENCY:  2003/04 - 2005/06

------------------------------------------------------------------------------------------------------------------
                                                                                                  Updated Plan
                                                                                Forecast      --------------------
($ millions)                                                                     2003/04      2004/05      2005/06
------------------------------------------------------------------------------------------------------------------
Advanced Education..........................................................       1,899        1,899        1,929
Education...................................................................       4,860        4,943        5,003
Health Planning.............................................................          24           24           24
Health Services(1)..........................................................      10,504       10,583       10,781
                                                                                  --------------------------------
                                                                    Subtotal      17,287       17,449       17,737
                                                                                  --------------------------------
Office of the Premier.......................................................          52           50           46
Agriculture, Food and Fisheries.............................................          49           45           45
Attorney General............................................................         506          491          490
Children and Family Development(2)..........................................       1,451        1,386        1,401
Community, Aboriginal and Women's Services(2)...............................         665          603          637
Competition, Science and Enterprise.........................................         115          105          112
Energy and Mines............................................................          57           45           45
Finance.....................................................................          55           48           49
Forests.....................................................................         980          536          583
Human Resources.............................................................       1,417        1,221        1,266
Management Services.........................................................          47           41           38
Provincial Revenue..........................................................          50           49           49
Public Safety and Solicitor General.........................................         579          472          471
Skills Development and Labour...............................................          26           19           19
Sustainable Resource Management.............................................          92           71           71
Transportation..............................................................         834          814          814
Water, Land and Air Protection..............................................         130          113          113
                                                                                  --------------------------------
                                                                    Subtotal       7,105        6,109        6,249
                                                                                  --------------------------------
TOTAL MINISTRIES AND PREMIER'S OFFICE.......................................      24,392       23,558       23,986
Legislation.................................................................          43           43           43
Officers of the Legislature.................................................          23           26           39
BC Family Bonus.............................................................          79           70           70
Management of public funds and debt.........................................         801          942          949
Government restructuring (all ministries)...................................         190           --           --
Contingencies (all ministries) and new programs.............................         170          200          200
Other appropriations(3).....................................................          11            9            8
                                                                                  --------------------------------
                                                                    Subtotal      25,709       24,848       25,295
                                                                                  --------------------------------
CONSOLIDATED REVENUE FUND EXPENSE...........................................      25,709       24,848       25,295
    LESS: Grants to agencies and other internal transfers(4)................        (868)      (1,964)      (2,000)
    ADD: Expenses recovered from external entities(5).......................       1,462        1,490        1,517
                                                                                  --------------------------------
                                                                                  26,303       24,374       24,812
Taxpayer-supported Crown corporations and agencies (net of adjustments).....       2,029        1,962        2,070

Ministry of Children and Family Development governance authorities(6).......           3        1,143        1,165
                                                                                  --------------------------------
TOTAL TAXPAYER-SUPPORTED EXPENSE............................................      28,335       27,479       28,047
                                                                                  ================================

--------------------------------------------------------------------------------------------------------------------

 (1) Includes additional funding from the First Ministers' Accord on Health Care Renewal.

 (2) Includes notional allocation of federal funding for early learning and child care in 2004/05 and 2005/06.

 (3) Includes various boards, commissions, other votes and special accounts.

 (4) Grants and other payments between the government and taxpayer-supported Crown corporations and agencies are eliminated to avoid double counting.

 (5) Represents ministry spending where the costs are recovered from external agencies. Previously, these recoveries were presented as deductions from spending. On consolidation, the recoveries are reported as revenue and spending increases by the same amounts. Consequently, there is no impact on the bottom-line surplus/deficit. This amount also includes interest costs paid by organizations that receive fiscal agency loans from the government.

 (6) Reflects a review of the timing for the transfer of operations by the Ministry of Children and Family Development to authorities. The updated fiscal plan assumes that the transfer to the authorities will occur beginning in the spring/summer of 2004.


--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

                                   APPENDIX                                  49
--------------------------------------------------------------------------------

TABLE A.9  EXPENSE ASSUMPTIONS:  2003/04 - 2005/06
           CHANGES FROM BUDGET 2003

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                              UPDATED PLAN
MINISTRY PROGRAMS AND ASSUMPTIONS                                                          FORECAST      -----------------------
($ MILLIONS UNLESS OTHERWISE SPECIFIED)                                                     2003/04      2004/05         2005/06
--------------------------------------------------------------------------------------------------------------------------------
CHILDREN AND FAMILY DEVELOPMENT........................................................       1,451        1,386           1,401
    Children-in-care caseload (#)......................................................       9,450        9,350           9,350
        Average annual residential cost per child in care ($)..........................      26,300       26,300          26,300
        Increased federal funding for early learning and child care programs...........       -- (1)           3               3
--------------------------------------------------------------------------------------------------------------------------------
    Adult community living
        Residential services caseload (#)..............................................       5,245        5,350           5,460
        Average cost per client ($)....................................................      66,800       65,600          64,300
        Training and support services (#)..............................................       9,450        9,600           9,800
        Average cost per client ($)....................................................      12,900       11,700          11,400
--------------------------------------------------------------------------------------------------------------------------------
COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES                                                      665          603             637
    Increased federal funding for early learning and child care programs...............       -- (1)           7              17
--------------------------------------------------------------------------------------------------------------------------------
FORESTS................................................................................         980          536             583
    Direct Fire Fighting

        Assumes intense firefighting to September 20, 2003 with moderate activity
            to October 2, 2003.........................................................         410
        Assumes rehabilitation based on average costs of clean up......................          60

        2004/05 and 2005/06 forecasts unchanged from plan..............................         470           55              55
--------------------------------------------------------------------------------------------------------------------------------
HEALTH SERVICES........................................................................      10,504       10,583          10,781
    PHARMACARE.........................................................................         743          854             973
    Demand/cost growth (per cent change)...............................................        6.0%        15.0%           13.9%

    REGIONAL HEALTH SECTOR FUNDING.....................................................       6,609        6,574           6,585
--------------------------------------------------------------------------------------------------------------------------------
PUBLIC SAFETY AND SOLICITOR GENERAL....................................................         579          472             471
    EMERGENCY PROGRAM ACT

        Forest fire response assumes intense firefighting to September 20, 2003 with
            moderate activity to October 2, 2003.......................................          75
        Floods.........................................................................          13

    2004/05 and 2005/06 forecasts unchanged from plan..................................          88           16              16
--------------------------------------------------------------------------------------------------------------------------------
MANAGEMENT OF PUBLIC FUNDS AND DEBT....................................................         801          942             949
    Interest rates for new provincial borrowing:
        Short-term.....................................................................        3.15         3.63            5.06
        Long-term......................................................................        5.45         5.91            6.64
        CDN/US exchange rate ($).......................................................      0.7324       0.7490          0.7500
--------------------------------------------------------------------------------------------------------------------------------
GOVERNMENT-WIDE ISSUES
    Government Reporting Entity (GRE)..................................................          --          100             100

        The Auditor General has determined that universities should be included in the GRE. Including the SUCH sector (i.e. health authorities, hospital societies, school districts, colleges and universities) is now estimated to have an annual impact of $100 million.
--------------------------------------------------------------------------------------------------------------------------------
TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES
    Updated net expense................................................................       2,029        1,962           2,070
--------------------------------------------------------------------------------------------------------------------------------
 (1) $3 million will flow through the Ministry of Children and Family Development through a FINANCIAL ADMINISTRATION ACT section 25 account in 2003/04. Amounts for 2004/05 and 2005/06 have been notionally allocated between the Ministry of Children and Family Development and the Ministry of Community, Aboriginal and Women's Services.
--------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

 50                                 APPENDIX
--------------------------------------------------------------------------------

 TABLE A.10  EXPENSE BY FUNCTION:  2003/04 - 2005/06

-------------------------------------------------------------------------------------------------
                                                            Forecast                 Updated Plan
($millions)                                                  2003/04      2004/05         2005/06
-------------------------------------------------------------------------------------------------
Health ..................................................... 11,027        11,124        11,346
Social services ............................................  2,846         2,552         2,613
Education ..................................................  6,936         7,018         7,110
Protection of persons and property .........................  1,501         1,364         1,372
Transportation .............................................  1,327         1,300         1,388
Natural resources and economic development .................  1,547         1,032         1,086
Other ......................................................    756           684           689
Government restructuring (all ministries) ..................    190            --            --
Contingencies (all ministries) .............................    170           200           200
General government .........................................    438           433           435
Debt servicing .............................................  1,597         1,772         1,808
                                                             -------       ------         ------
TOTAL EXPENSE .............................................. 28,335        27,479        28,047
                                                             -------       ------         ------
                                                             -------       ------         ------
-------------------------------------------------------------------------------------------------

TABLE A.11    FULL-TIME EQUIVALENTS (FTES)(1): 2003/04 - 2005/06

----------------------------------------------------------------------------------------------------
                                                               Forecast             Updated Plan
FTEs                                                            2003/04        2004/05       2005/06
Ministries and special offices (Consolidated Revenue Fund)        29,199        23,867        23,816
Taxpayer-supported Crown corporations and agencies .......         5,000         4,650         4,630
Children and family development governance authorities ...         --(2)         2,800         2,800
                                                                 -------        ------        ------
TOTAL FTES ...............................................        34,199        31,317        31,246
                                                                 -------        ------        ------
                                                                 -------        ------        ------
----------------------------------------------------------------------------------------------------

(1) Full-time equivalents (FTEs) are a measure of staff employment. FTEs are calculated by dividing the total hours of employment paid for in a given period by the number of hours an individual, full-time person would normally work in that period. This does not equate to the physical number of employees. For example, two half-time employees would equal one FTE, or alternatively, three FTEs may represent two full-time employees who have worked sufficient overtime hours to equal an additional FTE.
(2) Reflects a review of the timing for the transfer of operations by the Ministry of Children and Family Development to authorities. The updated fiscal plan assumes that the transfer to the authorities will occur beginning in the spring/summer of 2004.


--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

                                   APPENDIX                                  51
--------------------------------------------------------------------------------

 TABLE A.12   CAPITAL SPENDING: 2003/04 - 2005/06

------------------------------------------------------------------------------------------------
                                                                               Updated Plan
                                                              Forecast     ---------------------
($ millions)                                                  2003/04      2004/05       2005/06
------------------------------------------------------------------------------------------------
TAXPAYER-SUPPORTED
    Education ...............................................     403          317          283
    Health(1)................................................     159          141          121
    BC Transportation Financing Authority ...................     290          309          273
    Rapid Transit Project 2000(1)............................      23           44           --
    Vancouver Convention and Exhibition Centre expansion ....      65           64           70
    Government operating (ministries) .......................     289          191          185
    Other(2).................................................      67           73           70
                                                               -------      ------        ------
    TOTAL TAXPAYER-SUPPORTED ................................   1,296        1,139        1,002
                                                               -------      ------        ------
SELF-SUPPORTED
    BC Hydro ................................................     820          980          910
    BC Rail .................................................      36           40           40
    Columbia River power projects(3).........................     112           82           26
    ICBC(4)..................................................      62           71           48
    BC Lotteries ............................................      52           40           40
    Liquor Distribution Branch ..............................       5            4            2
                                                               -------      ------        ------
    TOTAL SELF-SUPPORTED ....................................   1,087        1,217        1,066
                                                               -------      ------        ------
    TOTAL CAPITAL SPENDING ..................................   2,383        2,356        2,068
                                                               -------      ------        ------
                                                               -------      ------        ------
------------------------------------------------------------------------------------------------

(1) Net of expenditures by hospital districts for cost-shared projects and capital spending on behalf of, and recovered from, the Greater Vancouver TransportationAuthority(TRANSLINK).
(2) Includes BC Housing Management Commission, Provincial Rental Housing Corporation, BC Buildings Corporation, Ministry of Attorney General, Ministry of Public Safety and Solicitor General, Ministry of Children and Family Development, and BC Transit.
(3) Columbia Power Corporation and Columbia Basin Trust.
(4) Includes ICBC Properties Ltd.






--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

 52                                  APPENDIX
--------------------------------------------------------------------------------

 TABLE A.13 CAPITAL EXPENDITURE PROJECTS GREATER THAN $50 MILLION1: 2003/04 - 2005/06

 NOTE: INFORMATION IN BOLD TYPE DENOTES CHANGES FROM THE FEBRUARY 18, 2003 BUDGET AND FISCAL PLAN.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Estimated
                                                                 -------------------------------------------------
                                                                 Cumulative                             Cumulative
                                                    Forecast   Spending at Spending Spending Spending Spending at Total Project
                                        Start       Completion    Mar. 31,                               Mar. 31, -----------------
($ millions)                            Date        Date        2003(2) + 2003/04  2004/05 + 2005/06 = 2006  Budget(3) Forecast(3)
-----------------------------------------------------------------------------------------------------------------------------------
ADVANCED EDUCATION FACILITIES
UBC - Life Sciences Centre ............ Apr. 2002    Sept. 2004        22       59        29       --      110      110      110
HEALTH FACILITIES

Vancouver General Hospital, ........... Sept. 2000   Jan. 2007(4)      61       25        24       32      142      156      156
redevelopment project
Prince George Regional Hospital ....... Spring 2001  Mar. 2004         32       18        --       --       50       50       50
                                                                  ------      ----      ----     ----     ----    -----   -----
Total health facilities ...............                               93       43        24       32      192      206      206
-----------------------------------------------------------------------------------------------------------------------------------
TRANSPORTATION
Trans Canada Highway -

5 Mile (Yoho) Bridge .................. May 1999     FALL 2006         19        8         7        6       40        2(5)    42(5)
Nisga'a Highway ....................... Aug. 1998    Fall 2005         26       13         6        7       52       52       52
SKYTRAIN extension - phase 1 .......... Sept. 1998   DEC. 2005      1,050       31        12       24    1,117    1,167    1,117

SKYTRAIN fleet expansion(6) ..... ..... Oct. 1998    SEPT. 2003        65        3        --       --       68       68       68
                                                                   ------      ----      ----     ----     ----    -----   -----
Total transportation ..................                            1,160       55        25       37    1,277    1,329    1,279
-----------------------------------------------------------------------------------------------------------------------------------
POWER GENERATION
BC Hydro

- Burrard upgrade (including 6 ........ June 1993    OCT. 2003        191        4        --       --      195      222      195
selective catalytic reduction systems)(7)
- Georgia Strait pipeline crossing(8).. April 20009  Oct. 2005         25       10        65       70      170      131      170

- Vancouver Island generation ......... .April 20007 NOV. 2006         77       (9)      138      140      346      370      370
project

- Addition of fourth generating unit .. Feb. 1995    APR. 2003         81        8        --       --       89       97       89
at Seven Mile Dam

- Seven Mile Dam safety improvements .. June 1999    Mar. 2005         23       26        30        5       84      100       84
- Customer information system ......... July 2001    Dec. 2003         39       24        --       --       63       63       63
- Finance business transformation ..... Jan. 1999    MAY. 2003         49        8        --       --       57       61       57
Brilliant Expansion Power Corporation(10)
- Brilliant Dam power expansion ....... .Oct. 2002   Aug. 2006         11       76        80       22      189      205      205
                                                                   ------      ----      ----     ----     ----    -----   -----
Total power generation ................                               496      147       313      237    1,193    1,249    1,233
-----------------------------------------------------------------------------------------------------------------------------------
OTHER
ICBC Properties Ltd.
- Surrey Central City ................. Sept. 1999   DEC. 2005(11)    216       37        41       18      312      312      312

Vancouver Convention and Exhibition
Centre expansion ......................       2003       2008          --       65        64       70      199      230     230(12)

Seymour water filtration plant ........ Dec. 2002    Mar. 2006         50       --        --       --       50       50      50(13)
                                                                   ------      ----      ----     ----     ----    -----   -----
Total other ...........................                               266      102       105       88      561      592      592
-----------------------------------------------------------------------------------------------------------------------------------

 (1) Only projects that have been approved by Treasury Board and/or Crown corporation boards are included in this table. Ministry service plans may include projects that still require final approval.
 (2) Total expenditures since commencement of each project.
 (3) Represents sum of annual budgeted expenditures to complete each project.
 (4) Individual components were completed starting in December 2000 and will continue to be completed before the end of the overall project.
 (5) Amount represents the provincial portion of this cost-shared project with the federal government. Total project budget is $65 million.
 (6) Funds are fully recovered from the Greater Vancouver Transportation Authority (TRANSLINK).
 (7) Burrard generating station upgrade includes installation of Selective Catalytic Reduction (SCRs) systems on all 6 generating units. SCRs reduce emissions from the units and are required to meet the air quality standards for the Greater Vancouver Regional District.
 (8) Project co-sponsored with a private sector company. The amounts shown represent BC Hydro's 50 per cent share of the costs; however, only partial funding has been approved to date.
 (9) Initial planning, preliminary field work and engineering design costs. Physical construction will begin at a later date.
 (10)A joint venture of the Columbia Power Corporation and the Columbia Basin Trust.
 (11)The base building was substantially completed in January 2003; however, work to prepare space for new tenants is required.
 (12)Represents the provincial portion of this cost-shared project with the federal government and the tourism industry. Total project budget is $550 million.
 (13)Represents the provincial portion of this cost-shared project under the Canada/BC Infrastructure Program.

--------------------------------------------------------------------------------
                         FIRST QUARTERLY REPORT 2003/04

                                   APPENDIX                                  53
--------------------------------------------------------------------------------

 TABLE A.14   DEBT SUMMARY(1):  2003/04 - 2005/06

---------------------------------------------------------------------------------------------------
                                                                                 Updated Plan
                                                             Forecast        ----------------------
($ millions)                                                  2003/04        2004/05        2005/06
---------------------------------------------------------------------------------------------------
TAXPAYER-SUPPORTED DEBT
Provincial government direct operating .....................   16,502         16,735         16,482
Education facilities                                           ------         ------         ------
        Schools ............................................    4,449          4,525          4,617
        Post-secondary institutions ........................    1,695          1,893          2,045
                                                              -------         ------         -------
                                                                6,144          6,418          6,662
                                                              -------         ------         -------
    Health facilities ......................................    2,142          2,266          2,372
                                                              -------         ------         -------
    Highways, ferries and public transit
        BC Transportation Financing Authority ..............    2,824          2,981          3,186
        BC Transit .........................................       93            102            104
        Public transit .....................................      925            929            928
        SKYTRAIN extension .................................    1,130          1,174          1,175
                                                              -------         ------         -------
                                                                4,972          5,186          5,393
                                                              -------         ------         -------
    Other
        BC Buildings .......................................      351            332            314
        Social housing(2)...................................      182            186            189
        Homeowner Protection Office ........................      131            126            114
        Universities and colleges - fiscal agency loans ....       93             90             87
        Other(3)............................................      114            110            111
                                                              -------         ------         -------
                                                                  871            844            815
                                                              -------         ------         -------
TOTAL TAXPAYER-SUPPORTED DEBT ..............................   30,631         31,449         31,724
                                                              -------         ------         -------
SELF-SUPPORTED DEBT
     Commercial Crown corporations and Agencies
        BC Hydro ...........................................    7,199          7,544          7,839
        BC Rail ............................................      477            471            465
        Columbia River power projects(4)....................      213            256            246
        Liquor Distribution Branch .........................       10              8              7
                                                              -------         ------         -------
TOTAL SELF-SUPPORTED DEBT ..................................    7,899          8,279          8,557
                                                              -------         ------         -------
FORECAST ALLOWANCE .........................................      450            450            450
                                                              -------         ------         -------
TOTAL PROVINCIAL DEBT ......................................   38,980         40,178         40,731
                                                              -------         ------         -------
                                                              -------         ------         -------
DEBT AS A PER CENT OF GDP
  Total provincial debt ....................................     27.9%          27.5%          26.6%
  Taxpayer-supported .......................................     21.9%          21.5%          20.7%
---------------------------------------------------------------------------------------------------

(1) Debt is after deduction of sinking funds and unamortized discounts, and excludes accrued interest. Government direct and fiscal agency accrued interest is reported in the government's accounts as an accounts payable.
(2) Includes the BC Housing Management Commission and the Provincial Rental Housing Corporation.
(3) Includes other taxpayer-supported Crown corporations and agencies, student loan guarantees, loan guarantees to agricultural producers, guarantees issued under economic development and home mortgage assistance programs, and loan guarantee provisions.
(4) Joint ventures of the Columbia Power Corporation and Columbia Basin Trust.


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                         FIRST QUARTERLY REPORT 2003/04

 54                                   APPENDIX
--------------------------------------------------------------------------------

 TABLE A.15    STATEMENT OF FINANCIAL POSITION 1: 2003/04 - 2005/06

------------------------------------------------------------------------------------------------------------------
                                                                                                  Updated Plan
                                                       Actual    Year-to-Date   Forecast     ---------------------
                                                      March 31      June 30     March 31     March 31     March 31
($ millions)                                              2003         2003         2004         2005         2006
------------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
    Cash and temporary investments ....................    326          943          300          307          605
    Other financial assets ............................  4,093        4,555        4,926        5,207        5,275
    Investments in commercial Crown corporations:
        Retained earnings .............................  2,629        2,710        2,782        2,959        3,116
        Recoverable capital loans .....................  7,381        7,502        7,764        8,100        8,386
                                                       -------       ------      -------      -------       -------
                                                        10,010       10,212       10,546       11,059       11,502
                                                       -------       ------      -------      -------       -------
                                                        14,429       15,710       15,772       16,573       17,382
                                                       -------       ------      -------      -------       -------
LIABILITIES
    Current and accrued liabilities ...................  4,580        4,768        5,464        5,278        5,452
    Debt:
        Taxpayer-supported debt ....................... 29,060       29,522       30,631       31,449       31,724
        Self-supported debt ...........................  7,497        7,848        7,899        8,279        8,557
        Forecast allowance ............................     --           --          450          450          450
                                                       -------       ------      -------      -------       -------
    Total provincial debt ............................. 36,557       37,370       38,980       40,178       40,731
        LESS : guarantees and non-guaranteed debt .....   (416)        (413)        (408)        (425)        (392)
                                                       -------       ------      -------      -------       -------
                                                        36,141       36,957       38,572       39,753       40,339
                                                       -------       ------      -------      -------       -------
                                                        40,721       41,725       44,036       45,031       45,791
                                                       -------       ------      -------      -------       -------
NET LIABILITIES .......................................(26,292)     (26,015)     (28,264)     (28,458)     (28,409)
                                                       -------       ------      -------      -------       -------
CAPITAL AND OTHER ASSETS
    Prepaid capital advances ..........................  7,108        7,070        7,232        7,235        7,169
    Tangible capital assets ........................... 10,950       10,338       10,521       10,681       10,746
    Other assets ......................................    280          254          257          258          250
                                                       -------       ------      -------      -------       -------
                                                        18,338       17,662       18,010       18,174       18,165
                                                       -------       ------      -------      -------       -------
ACCUMULATED SURPLUS (DEFICIT) ......................... (7,954)      (8,353)     (10,254)     (10,284)     (10,244)
                                                       -------       ------      -------      -------       -------
                                                       -------       ------      -------      -------       -------
------------------------------------------------------------------------------------------------------------------


CHANGES IN FINANCIAL POSITION

------------------------------------------------------------------------------------------------------------------
                                                                                              Updated Plan
                                                                  Actual    Forecast     -------------------------
                                                                 June 30    March 31     March 31    March 31
($ millions)                                                        2003        2004         2005        2006
------------------------------------------------------------------------------------------------------------------
CHANGE IN ACCUMULATED (SURPLUS) DEFICIT:
 (Surplus) deficit for the period ................................   399       2,300         (70)       (140)
 Effect of fully including SUCH sector in government(1) ..........    --          --         100         100
                                                                   ------     ------      -------     -------
                                                                     399       2,300          30         (40)
                                                                   ------     ------      -------     -------
WORKING CAPITAL CHANGES:
  Increase (reduction) in cash and temporary investments .........   617         (26)          7         298
  Other working capital changes ..................................   248         (74)        468        (114)
                                                                   ------     ------      -------     -------
                                                                     865        (100)        475         184
                                                                   ------     ------      -------     -------
CAPITAL ASSET AND INVESTMENT CHANGES:
  Increase in taxpayer-supported capital investments .............   191       1,296       1,139       1,002
  LESS: amortization and other accounting changes ................  (841)     (1,601)       (976)     (1,003)
                                                                   ------     ------      -------     -------
                                                                    (650)       (305)        163          (1)
                                                                   ------     ------      -------     -------
Increase in total investment in commercial Crown corporations ....   270       1,240       1,394       1,223
LESS: loan repayments and other accounting changes ...............   (68)       (704)       (881)       (780)
                                                                   ------     ------      -------     -------
                                                                     202         536         513         443
                                                                   ------     ------      -------     -------
                                                                    (448)        231         676         442
                                                                   ------     ------      -------     -------
INCREASE (DECREASE) IN GUARANTEES AND NON-GUARANTEED DEBT ........    (3)         (8)         17         (33)
                                                                   ------     ------      -------     -------
INCREASE (DECREASE) IN TOTAL PROVINCIAL DEBT .....................   813       2,423       1,198         553
                                                                   ------     ------      -------     -------
                                                                   ------     ------      -------     -------
------------------------------------------------------------------------------------------------------------------

(1) Consistent with the presentation in BUDGET 2003, the SUCH sector (schools, universities and colleges, health authorities) assets and liabilities are not reflected in the balance sheet projections. Full incorporation of the SUCH sector will occur in the fiscal plan prepared for BUDGET 2004.




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                         FIRST QUARTERLY REPORT 2003/04